                                                                EXHIBIT 10(k)(1)




                                U.S. $150,000,000


                           SECOND AMENDED AND RESTATED
                         REVOLVING CREDIT LOAN AGREEMENT


                         Dated as of December 30 , 1998


                                     between


                               KOGER EQUITY, INC.
                                   as Borrower


                                       and


             FIRST UNION NATIONAL BANK, AS ADMINISTRATIVE AGENT AND
                                    ARRANGER
                       AMSOUTH BANK, AS SYNDICATION AGENT,
                                       AND
                                   THE LENDERS

                                TABLE OF CONTENTS


ARTICLE I                  DEFINITIONS AND ACCOUNTING TERMS.......................................................1
         SECTION 1.1                Certain Defined Terms.........................................................1
         SECTION 1.2                Accounting Terms.............................................................14

ARTICLE 2                  AMOUNT AND TERMS OF ADVANCES..........................................................14
         SECTION 2.1                Advances.....................................................................14
                           (a)      Advances.....................................................................14
                           (b)      Letter of Credit.............................................................14
                           (c)      Terms of Letters of Credit...................................................15
                           (d)      Requests for Issuance of Letter of Credit....................................15
                           (e)      Reimbursement Obligations....................................................15
                           (f)      Effect of Letters of Credit on Commitments...................................15
                           (g)      Agent's Duties Regarding Letters of Credit;
                                    Unconditional Nature of Reimbursement Obligation.............................16
                           (h)      Amendments, Etc..............................................................17
                           (i)      Lenders' Participation in Letters of Credit..................................17
                           (j)      Information to Lenders.......................................................17
         SECTION 2.2                Making Advances..............................................................17
         SECTION 2.3                Swing Line Advances..........................................................19
         SECTION 2.4                Fees.........................................................................21
         SECTION 2.5                Repayment of Advances; Prepayments...........................................21
         SECTION 2.6                Interest Rate; Default Rate..................................................23
         SECTION 2.7                Payments and Computations....................................................23
         SECTION 2.8                Evidence of Indebtedness.....................................................24
         SECTION 2.9                Prior LIBOR Advances.........................................................24
         SECTION 2.10               Advances Under Prior Loan Agreement..........................................24
         SECTION 2.11               Increase to Loan Amount......................................................24

ARTICLE III                CONDITIONS OF LENDING AND FINANCIAL COVENANTS.........................................25
         SECTION 3.1                Conditions Precedent to Advances and Financial
                                    Covenants....................................................................25
         SECTION 3.2                Conditions Precedent to Certain Advances.....................................27
         SECTION 3.3                Eligible Borrowing Base......................................................28

ARTICLE IV                 ADDITION, SUBSTITUTION AND RELEASE OF
                           COLLATERAL............................................................................29
         SECTION 4.1                General Right to Add, Substitute or Release Collateral.......................29
         SECTION 4.2                Requirements for Release of Collateral.......................................30
         SECTION 4.3                Requirements for Addition or Substitution of Collateral......................30
         SECTION 4.4                Lenders' Approval of Addition or Substitution of
                                    Collateral...................................................................33

ARTICLE V                  CERTAIN MATTERS CONCERNING THE COLLATERAL.............................................34
         SECTION 5.1                Inspections..................................................................34
         SECTION 5.2                Appraisals...................................................................34
         SECTION 5.3                Insurance....................................................................34
         SECTION 5.4                Taxes and Assessments........................................................35
         SECTION 5.5                Tax and Insurance Deposits...................................................35
         SECTION 5.6                Tax Service Contract; Annual Tax Searches....................................36
         SECTION 5.7                Due on Sale..................................................................36
         SECTION 5.8                Loss and Restoration following Casualty or
                                    Condemnation.................................................................36

ARTICLE VI                 REPRESENTATIONS AND WARRANTIES........................................................37
         SECTION 6.1                Representations and Warranties of Borrower...................................37

ARTICLE VII                COVENANTS OF BORROWER.................................................................39
         SECTION 7.1                Affirmative Covenants........................................................39
                           (a)      Costs and Expenses...........................................................40
                           (b)      Rent Roll....................................................................40
                           (c)      Compliance with Governmental Requirements....................................40
                           (d)      Preservation of Corporate Existence..........................................40
                           (e)      Preservation and Maintenance of Collateral...................................41
                           (f)      Reporting Requirements.......................................................41
                           (g)      Notice of Failure to Perform.................................................42
         SECTION 7.2                Negative Covenants...........................................................42
                           (a)      Use of Loan Proceeds.........................................................42
                           (b)      Structural Alterations.......................................................42
                           (c)      Change in Nature of Business.................................................42
                           (d)      Transactions with Subsidiaries...............................................42

ARTICLE VIII               DEFAULT...............................................................................42
         SECTION 8.1                Events of Default............................................................42
         SECTION 8.2                Remedies following an Event of Default.......................................44
         SECTION 8.3                Default Interest.............................................................44
         SECTION 8.4                Remedies Cumulative..........................................................44

ARTICLE IX                 THE AGENT.............................................................................45
         SECTION 9.1                Appointment, Powers and Immunities...........................................45
         SECTION 9.2                Reliance.....................................................................46
         SECTION 9.3                Defaults.....................................................................47
         SECTION 9.4                Rights as a Lender...........................................................47
         SECTION 9.5                Indemnification..............................................................47
         SECTION 9.6                Non-Reliance on Agent and Other Lenders......................................48
         SECTION 9.7                Failure to Act...............................................................48
         SECTION 9.8                Resignation of Agent.........................................................48
         SECTION 9.9                No Partnership...............................................................49
         SECTION 9.10               Collateral...................................................................49

ARTICLE X                  OBLIGATIONS AND RIGHTS OF THE LENDERS.................................................49
         SECTION 10.1               Custody of Loan Documents....................................................49
         SECTION 10.2               Account Records..............................................................50
         SECTION 10.3               Collections of Payments......................................................50
         SECTION 10.4               Standard of Care.............................................................50
         SECTION 10.5               Payment; Set Offs and Banker's Liens.........................................50
         SECTION 10.6               Selection and Adjustment of Interest Rates...................................50
         SECTION 10.7               Disbursements for Protection of Collateral and Collection
                                    and Enforcement of Obligations...............................................51

ARTICLE XI                 ENFORCEMENT OF THE LOAN...............................................................51
         SECTION 11.2               Waiver of Default and Modification...........................................52
         SECTION 11.3               Foreclosure or Exercise of Power of Sale.....................................52
         SECTION 11.4               Disposition of Collateral After Foreclosure or Exercise of
                                    Power of Sale................................................................52

ARTICLE XII                ASSIGNMENTS...........................................................................53
         SECTION 12.1               Survival; Parties Bound: Successors and Assigns..............................53

ARTICLE XIII               MISCELLANEOUS.........................................................................54
         SECTION 13.1               Prior Loan Agreement.........................................................54
         SECTION 13.2               Amendments, Etc..............................................................54
         SECTION 13.3               Indemnification and Limitation of Claims.....................................54
         SECTION 13.4               Notices......................................................................55
         SECTION 13.5               No Waiver; Remedies..........................................................56
         SECTION 13.6               Binding Effect; Assignment...................................................56
         SECTION 13.7               Governing Law; Jurisdiction and Venue........................................56
         SECTION 13.8               Severability.................................................................57
         SECTION 13.9               Headings.....................................................................57
         SECTION 13.10              Counterparts.................................................................57
         SECTION 13.11              WAIVER OF TRIAL BY JURY......................................................57
         SECTION 13.12              Transfer of Collateral to Special Purpose Entity.............................57

                           SECOND AMENDED AND RESTATED
                         REVOLVING CREDIT LOAN AGREEMENT

         THIS SECOND AMENDED AND RESTATED REVOLVING CREDIT LOAN AGREEMENT (the "Agreement") dated as of December 30, 1998, by and between KOGER EQUITY, INC., a Florida corporation (the "Borrower"), and FIRST UNION NATIONAL BANK, a national association, as Agent for the Lenders (as defined herein).

                                   BACKGROUND

         This Second Amended and Restated Revolving Credit Loan Agreement amends and restates that certain Amended and Restated Revolving Credit Loan Agreement dated December 29, 1997 by and among First Union National Bank of Florida, a national association, Morgan Guaranty Trust Company of New York, a New York banking corporation, AmSouth Bank, a state banking corporation, and Guaranty Federal Bank, F.S.B., a federal savings bank, as lenders, and Borrower (the "Prior Loan Agreement"). The covenants, terms and provisions of this Agreement shall apply and shall govern the administration of the Loan and the making of Advances from and after the date of execution of this Agreement.

         IN CONSIDERATION of the mutual covenants herein contained, Borrower and the Lenders agree as follows:

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Adjusted EBITDA" means EBITDA minus Replacement Reserves.

                  "Adjusted Net Operating Income" means the aggregate Net Operating Income for all Properties included within the Collateral multiplied by four (4) minus Replacement Reserves.

                  "Advance" means (i) any Principal Advance, and (ii) any Letters of Credit issued by the Agent on behalf of the Lenders, in accordance with the terms and provisions of Section 2.1(b) hereof.

                  "Affiliate" shall mean any Person controlling, controlled by or under common control with any other Person. For purposes of this definition, "control" (including "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise.

                  "Agent" means First Union National Bank, in its capacity as administrative agent for the Lenders.

                  "Agent's Counsel" means LeBoeuf, Lamb, Greene & MacRae, L.L.P.

                  "AmSouth" means AmSouth Bank, a state banking corporation.

                  "Appraisal" means an appraisal of a Property which is FIRREA compliant.

                  "Assignment of Contracts" means each Assignment of Contracts, Licenses and Permits dated the Closing Date or on any Collateral Change Date and each Amendment to Assignment of Contracts, Licenses and Permits dated the Closing Date or on any Collateral Change Date given by Borrower to the Agent for the benefit of the Lenders assigning to the Lenders all of Borrower's interest in all contracts, licenses, permits, approvals, warranties, guaranties, service contracts, equipment leases, deposits and water and sewer rights relating to the Collateral located in each State.

                  "Base Rate" means an annual rate of interest equivalent to the interest rate (but not necessarily the best or lowest rate charged borrowing customers of FUNB) published or announced by FUNB from time to time as its prime rate, calculated on the basis of a 365 (or 366, if applicable) day year.

                  "Base Rate Advance" means any Advance bearing interest at the Base Rate pursuant to Article II.

                  "Borrower" means, Koger Equity, Inc., a Florida corporation and any SPE (as defined herein) added as a Borrower pursuant to Section 13.12 from time to time.

                  "Borrowing Base" means those Properties owned by Borrower which are encumbered by perfected first mortgage security interests and assignment of rents and leases and are included as Collateral for the Borrower's Obligations hereunder and under the Loan.

                  "Borrowing Base Value" means the aggregate Borrowing Base Value for all Properties included within the Collateral, determined as follows:
(i) for those Properties listed on Exhibit A under the subset of "Existing Properties Included Within Collateral", Borrowing Base Value shall mean the Adjusted Net Operating Income of all such existing Properties included within the Collateral determined as of the end of the last preceding quarter as reported to the Agent in accordance with the requirements hereof, multiplied by four and divided by the Capitalization Rate, (ii) for those Properties listed on Exhibit A under the subset of "New Properties Included Within Collateral", Borrowing Base Value shall mean the value set by the Appraisals for all such new Properties delivered to Agent in connection with the execution of this Agreement and associated with all such new Properties. From and after the end of the first quarter following execution of this Agreement, Borrowing Base Value as to such new Properties shall mean Adjusted Net Operating Income determined as of the end of the last preceding quarter as reported to the Agent in accordance with the requirements hereof, multiplied by four and divided by the Capitalization Rate, and (iii) for all Properties added to Collateral in accordance with Article IV of this Agreement, Borrowing Base Value shall be calculated according to the formula set forth in subsection (ii) above with Adjusted Net Operating Income being used to determine Borrowing Base Value from and after the end of the first quarter following the addition of any such Properties or Collateral.

                  "Business Day" means a day of the year on which banks are not required or authorized to close in Charlotte, North Carolina, and, if the applicable Business Day relates to any LIBOR Advances, on which dealings are carried on in the London interbank market and banks are open for business in London, England.

                  "Capitalization Rate" means 9.75% per annum, as adjusted from time to time upon approval of all of the Lenders and the Borrower.

                  "Cash Available for Distribution" means, with respect to a given period, Borrower's Funds From Operations for the most recent four (4) quarters, excluding all straight line rent leveling adjustments (reported in the consolidated financial statements of the Borrower for purposes of GAAP) minus Replacement Reserves and minus Scheduled Principal Payments on such Total Debt for the most recent four (4) quarters, whether or not paid by Borrower (excluding balloon payments).

                  "Citizens" means Citizens Bank of Rhode Island, a Rhode Island financial institution.

                  "Closing Date" means December 30, 1998.

                  "Code" means the Internal Revenue Code, as amended, and Regulations promulgated thereunder.

                  "Collateral" means the real property described on attached Exhibit A, and all easements and appurtenances thereto, and all improvements, furniture, fixtures and equipment, and related tangible and intangible personal property owned or leased by Borrower located thereon, and such other real property and easements and appurtenances thereto, and improvements, furniture, fixtures and equipment, and related tangible and intangible personal property owned or leased by Borrower located thereon, now or hereafter mortgaged, assigned, granted or conveyed by Borrower to the Agent or a trustee for the benefit of the Lenders as security for the payment and performance of the Obligations, pursuant to the terms, covenants and conditions of this Agreement and the other Loan Documents.

                  "Collateral Change Date" means the effective date of any (i) release of property from the Collateral, or (ii) addition of property to the Collateral as additional Collateral or in substitution of property released or to be released from the Collateral, as the case may be, pursuant to Article IV.

                  "Commitment" means the commitment of the Lenders' funds pursuant to Article II hereof up to the Loan Amount.

                  "Compass" means Compass Bank, an Alabama banking corporation.

                  "Construction in Progress" means, the actual land acquisition costs and construction costs expended for Properties in which construction has begun but has not yet been completed. Such Property shall be reclassified from Construction in Progress upon the completion of construction, as represented by the issuance of a final certificate of occupancy, or its equivalent.

                  "Default" has the meaning set forth in Section 8.1.

                  "Default Rate" means a rate of interest equivalent to the then applicable interest rate for each outstanding Advance at the time of a particular Default, plus 4.00%, calculated on the basis of a 360 day year.

                  "Development in Progress" means the aggregate, good faith estimated budgeted cost of construction (including land acquisition costs) for Properties on which construction has begun but has not yet been completed. Such Property shall be reclassified from Development in Progress upon the earlier of
(1) achieving executed leases in place for 85% of such Property or (2) completion of construction, as represented by the issuance of a final certificate of occupancy, or its equivalent.

                  "Due Diligence Package" shall mean the following information:
Appraisal; Phase I environmental site assessment; market information; demographics; executed leases; copies of all contracts; permits and licenses related thereto; rent roll; operating statement; an A.L.T.A. Standard Loan Policy (or, with respect to any Texas property, a T.L.T.A. Standard Loan Policy) of title insurance insuring the Security Deed and deleting the gap and standard exceptions for encroachments and easements not shown by the public records, matters of survey, mechanics and materialmen's liens and parties in possession, together with copies of all documents listed as title exceptions therein; an ALTA/ACSM survey meeting the Minimum Standards and Supplementary Requirements for surveys on attached Exhibit D, and any other information reasonably requested by the Agent.

                  "EBITDA" means, for any period of calculation and without duplication, net income (loss) of Borrower (including any SPE under Section 13.12) for such period (determined in accordance with GAAP and excluding equity net income or net losses of Subsidiaries and unconsolidated Affiliates) plus the sum of the following amounts (but only to the extent included in determining net income (loss) for such period): (a) depreciation and amortization expense of Borrower for such period plus (b) Interest Expense of Borrower for such period plus (c) income tax expense of Borrower in respect of such period plus (d) extraordinary losses of Borrower, losses from the sale of assets of Borrower and losses resulting from forgiveness of debt by Borrower, all for such period minus (e) extraordinary gains of Borrower and gains from the sale of assets of Borrower for such period plus or minus (f) the Borrower's pro rata share of EBITDA of unconsolidated Affiliates (that are solely engaged in the investment of office real estate assets) determined in a manner consistent with this definition of EBITDA plus (g) deductions taken with respect to minority interest and (h) plus or minus an adjustment to omit the non-cash effect of straight-lining of Rents. For purposes of calculating "Adjusted EBITDA" for the financial covenants in Section 3.1(a)(iv) and Section 3.1(a)(v), EBITDA shall include the Borrower's pro rata share of EBITDA from Koger Realty Services, Inc., a Florida corporation.

                  "Eligible Assignees" means commercial banks, savings banks, savings and loan associations or similar financial institutions, insurance companies and mutual funds having total assets of $5,000,000,000 or more, and which are generally engaged in lending of this type and in full compliance with all FDIC Control Act requirements or other regulatory requirements.

                  "Eligible Land" means land owned by the Borrower and held for development that meets all zoning requirements for the respective jurisdiction and is situated within or adjacent to an existing office park or is located within an existing Market.

                  "ERISA" means the Employment Retirement Income Security Act of 1974, as amended from time to time, and rules and regulations promulgated thereunder.

                  "Event of Default" has the meaning set forth in Section 8.1.

                  "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent on such day on such transactions as determined by the Agent.

                  "Financial Covenants" has the meaning set forth in Section 3.1(a).

                  "Fixed Charges" means for the particular period of calculation, the sum of Interest Expense (including accrued and capitalized Interest Expense), Scheduled Principal Payments, and preferred stock dividends.

                  "FUNB" means First Union National Bank, a national association

                  "Funding Date" means each date on which the Lenders make an Advance, or, in the case of the continuation of an outstanding LIBOR Advance, the next Business Day following the last day of the Interest Period applicable to such outstanding LIBOR Advance.

                  "Funds from Operations" shall have the same meaning as that contained in the most recently approved NAREIT definition as of July 9, 1998.

                  "GAAP" means generally accepted accounting principles consistently applied.

                  "GFB" means Guaranty Federal Bank, F.S.B., a federal savings bank.

                  "Governmental Requirements" means the requirements and mandates of all governmental laws, statutes, rules, regulations, ordinances or requirements, including, without limitation, regulations relating to protection of the environment, building and construction, highway access, disability access, asbestos, lead-based paint, zoning, land use and concurrency, and other regulations, applicable to the ownership, development, use or operation of the Collateral.

                  "Gross Asset Value" means the sum of the following and without duplication: (a) the Borrower's (including any SPE under Section 13.12) Adjusted EBITDA, Less Net Operating Income for the real property assets acquired during the preceding quarter, for the most recent quarter multiplied by four and divided by the Capitalization Rate, (b) unrestricted cash and cash equivalents,
(c) 100% of actual costs incurred in new Construction in Progress, restricted to a maximum of 10% of Gross Asset Value, (d) acquisitions of real property assets during the preceding quarter at their cost basis, (e) Eligible Land at its cost basis, and (f) the Borrower's (including any SPE under Section 13.12) GAAP investment value in Koger Realty Services, Inc. restricted to a maximum value of $1,500,000.

                  "Guarantor" means collectively, Koger Real Estate Services, Inc. and Southeast Properties Holding Corporation.

                  "Indemnification Agreement" means each Environmental Indemnification Agreement dated the Closing Date or any Collateral Change Date and each Amended and Restated Environmental Indemnification Agreement dated the Closing Date or any Collateral Change Date given by Borrower to and in favor of the Lenders with respect to the Collateral located in each State.

                  "Insurer" means American and Foreign Insurance Company, or such other insurer selected by Borrower and approved by the Lenders and otherwise authorized to transact business in each State and having an A.M. Best rating of "A-" or better and an asset size rating of "IX" or better.

                  "Interest Period" means the 30-day, 60-day, 90-day or 180-day period, as elected by Borrower pursuant to Section 2.2(a), for any LIBOR Advance, commencing on the Funding Date of such LIBOR Advance, and ending on the last date of such period elected by Borrower; provided, that the duration of any Interest Period that begins prior to the Maturity Date but otherwise would end after the Maturity Date shall end on the Maturity Date, and further provided, that if the last day of such Interest Period would otherwise occur on a day that is not a Business Day, then such last day shall be extended to the next succeeding Business Day.

                  "Interest Expense" means the total consolidated interest expense (including without limitation, capitalized interest expense and interest expense attributable to capitalized lease obligations) with respect to any indebtedness of Borrower and its unconsolidated Affiliates, and determined in accordance with GAAP.

                  "Koger Net Square Feet" means the floor area unit measurement utilized by Borrower in the ordinary course of its business in measuring the floor area of an office building owned by Borrower for which Borrower ordinarily would receive rent, as follows: (A) measurement is made from centerline of corridor partitions and partitions separating tenants, (B) measurement is made from centerline of glass or 3" into wall where no glass is present, for exterior and permanent walls, and (C) no reduction in floor area is made for columns or other projections .

                  "Late Charge" means an amount equivalent to the lesser of 5.00% of any scheduled payment amount or the maximum late charge permitted under applicable laws of any State if the laws of such State are determined to govern the Notes or this Loan Agreement.

                  "Leases" means any tenant leases now or hereafter in existence in connection with the Collateral.

                  "Lease Assignment" means each Assignment of Leases and Rents, and each Amended and Restated Assignment of Leases and Rents, whether incorporated into any Security Deed or set forth in a separate document, dated the Closing Date or any Collateral Change Date given by Borrower to and in favor of the Agent for the benefit of the Lenders, assigning all of Borrower's interest in the Leases and Rents relating to the Collateral located in each State.

                  "Lenders" means collectively, FUNB, AmSouth, Citizens, Compass, GFB, and their respective successors and assigns.

                  "Lender's Commitment" means each Lender's proportionate share of the Loan Amount up to which it has committed to make Advances hereunder as set forth below:


                                            LENDER'S COMMITMENT
                              LENDER                                   LENDER COMMITMENT
FUNB                                                                    $ 45,000,000.00
AmSouth                                                                 $ 35,000,000.00
GFB                                                                     $ 35,000,000.00
Citizens                                                                $ 20,000,000.00
Compass                                                                 $ 15,000,000.00
------------------------------------------------------------------      ---------------

------------------------------------------------------------------      ---------------

------------------------------------------------------------------      ---------------
                               TOTAL                                    $150,000,000.00

                  "Lenders' Counsel" means legal counsel engaged by the Lenders from time to time in connection with the closing, administration, enforcement or collection of the Loan.

                  "Lender's Percentage" means each Lender's proportionate percentage of the Loan Amount committed to by each Lender as set forth below:


            LENDER'S PROPORTIONATE PERCENTAGE INTEREST OF LOAN AMOUNT
                                  LENDER                                                   LENDER
                                                                                         PERCENTAGE
First Union National Bank                                                                 30.0001%
AmSouth                                                                                   23.3333%
GFB                                                                                       23.3333%
Citizens                                                                                  13.3333%
Compass                                                                                   10.0000%
---------------------------------------------------------------------------       ---------------

---------------------------------------------------------------------------       ---------------

---------------------------------------------------------------------------       ---------------
                                   TOTAL                                                      100%

                  "Letter of Credit" has the meaning set forth in Section
2.1(b).

                  "Letter of Credit Documents" shall mean any and all documents evidencing the issuance, acceptance, and drawings under a Letter of Credit.

                  "Letter of Credit Usage" means, at any time, the sum of (i) the aggregate maximum amount available to be drawn under the Letters of Credit then outstanding, assuming compliance with all requirements for drawing referred to therein and herein, and (ii) the aggregate amount of the Borrower's unpaid Obligations under this Agreement in respect of the Letters of Credit.

                  "LIBOR" means the interest rate at which 30-day, 60-day, 90-day or 180-day deposits (as elected by Borrower) in United States dollars are offered to prime banks in the London interbank market which appears on Reuters Screen FRBD as of 11:00 A.M. (London time), 2 Business Days before the Funding Date of any LIBOR Advance (or if not so reported, then as determined by FUNB from another recognized source or interbank quotation) in an amount approximately equal or comparable to such LIBOR Advance with a maturity equal to such Interest Period, as adjusted for reserves by dividing that rate by 1.00 minus the Reserve Requirement, if any.

                  "LIBOR Advance" means any Advance bearing interest at a LIBOR Interest Rate pursuant to Article II.

                  "LIBOR Interest Rate" means an annual rate of interest calculated on the basis of a 360 day year which is equivalent to LIBOR (as elected by Borrower) plus the applicable margin based upon Koger Equity, Inc.'s leverage based on the most recent quarter's Borrowing Compliance Certificate measured on a quarterly basis in accordance with Section 3.1(a)(vi) hereunder ("Borrower's Leverage"). The applicable margins ("Applicable Margins") are as follows:

                  (i) if Borrower's Leverage is equal to or less than .30:1.00 the LIBOR Interest Rate shall equal LIBOR plus 1.30% per annum;

                  (ii) if Borrower's Leverage is greater than .30:1.00 and less than or equal to .45:1.00, the LIBOR Interest Rate shall equal LIBOR plus 1.45% per annum; and

                  (iii) if Borrower's Leverage is greater than .45:1.00 and less than or equal to .55:1.00 the LIBOR Interest Rate shall equal LIBOR plus 1.60% per annum.

                  "Loan" means the revolving credit facility in an aggregate amount up to the Loan Amount made available by the Lenders to Borrower in accordance with the terms, covenants and conditions of this Agreement.

                  "Loan Amount" means $150,000,000.00 United States Dollars.

                  "Loan Documents" means this Agreement, the Notes, the Security Deeds, the Lease Assignments, the Assignments of Contracts, the Indemnification Agreements, the Guaranties, and any other instruments, documents, affidavits or certificates given by Borrower to the Agent or any trustee for the benefit of the Lenders in support of, or evidencing or securing, the Loan.

                  "Loan Term" means the term of the Loan, which shall commence on the Closing Date and shall expire on the Maturity Date.

                  "Majority Lenders" means the Lenders with an aggregate amount of at least sixty-six and 67/100 percent (66.67%) of the amount of the Commitment then outstanding.

                  "Maturity Date" means December 30, 2001.

                  "Maximum Swing Line Commitment" means a portion of the Loan Amount equal to a maximum of $2,500,000.00 United States Dollars.

                  "Mortgage Debt Service" means the assumed principal and interest payments on the principal outstanding under the Loan at such quarter end when calculated on a 25 year amortization schedule and an interest rate equal to the then prevailing ten year United States Treasury Note rate plus 1.75%. For purposes of this definition, at no time shall the interest rate be less than 8.00% per annum.

                  "Net Income" means, for any period, Borrower's net income determined in accordance with GAAP, adjusted to omit the straight line treatment of rent.

                  "Net Operating Income" means, for any income producing operating Property included in the Borrowing Base and for any given fiscal quarter of the Borrower, the sum of the following (without duplication); (a) Rents and other revenues received in the ordinary course of operating such Property (including proceeds of rent loss insurance) minus (b) all expenses paid or accrued related to the ownership, operation or maintenance of such Property, including but not limited to taxes, assessments and the like, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses and on-site marketing expenses, minus (c) property management fees, if any, paid or accrued in respect of such Property during such period and plus or minus (d) an adjustment to omit the straight-line treatment of Rents.

                  "Notice of Borrowing" means any written notice given by Borrower to the Lenders from time to time requesting an Advance or continuing any outstanding Advance for an additional Interest Period, if applicable, specifying the requested Funding Date, the requested Interest Period, the requested amount of such Advance, and the interest rate elected by Borrower for such Advance.

                  "Notes" means collectively (i) the Substitution Revolving Promissory Note dated as of the Closing Date made by Borrower payable to the order of FUNB in the original principal amount of $45,000,000, (ii) the Substitution Revolving Promissory Note dated as of the Closing Date made by Borrower payable to the order of AmSouth in the original principal amount of $35,000,000, (iii) the Substitution Revolving Promissory Note dated as of the Closing Date made by Borrower payable to the order of GFB in the original principal amount of $35,000,000, (iv) the Revolving Promissory Note dated as of the Closing Date made by Borrower payable to the order of Citizens in the original principal amount of $20,000,000, and (v) the Revolving Promissory Note dated as of the Closing Date made by Borrower payable to the order of Compass in the original principal amount of $15,000,000, together with any renewals, modifications or extensions of any of the foregoing.

                  "Obligations" means each and every payment and performance covenant, condition or agreement of Borrower to or in favor of the Lenders, or the Agent or any trustee for the benefit of the Lenders under the Loan Documents, including, without limitation, Borrower's obligation to repay the Advances, together with interest accrued thereon, in accordance with this Agreement and the other Loan Documents.

                  "Person" means any individual, corporation, trust, unincorporated organization, governmental authority or any other form of entity.

                  "Plan" means any plan defined in Section 4021(a) of ERISA in respect of which Borrower or any Subsidiary is an "employer" or a "substantial employer" as said terms are defined in Section 3(5) and 40041(a)(2), respectively, of ERISA.

                  "Principal Advance" means any disbursement of principal out of the available undisbursed Loan Amount by the Lenders to Borrower.

                  "Property" means any interest in any kind of property or asset, whether real, leasehold, personal or mixed, tangible or intangible.

                  "REIT" means a Real Estate Investment Trust under ss.856-860 of the Code.

                  "Rents" means all rents, profits, issues, income and royalties received from the Leases or otherwise in connection with the Collateral.

                  "Rent Roll" means a document, certified by Borrower to be complete and correct, identifying all leases on any property that is or will become Collateral, the identity of the tenants thereunder, the location and floor area (both Koger Net Square Feet and leased area) of the leased premises thereunder, and the rent for the leased premises thereunder, and all other information pertaining to such leases as the Lenders shall require.

                  "Replacement Reserves" means the greater of (1) an allowance for a normal level of recurring capital expenditures and lease commissions equal to (i) $1.25 per Koger Net Square Feet per year, multiplied by (ii) the total current Koger Net Square Footage of all Properties owned by the Borrower with a certificate of occupancy or its equivalent or (2) actual expenditures (excluding new building, major renovation or rehabilitation and building acquisitions) and lease commissions for the most recent four (4) quarters. For purposes of this definition, the calculation of replacement reserves with respect to cash flow coverage tests shall be based on the weighted average Koger Net Square Footage for the respective measurement period. Actual capital expenditures shall not include costs associated with first generation space.

                  "Reportable Event" means any of the events set forth in
Section 4043(b) of ERISA.

                  "Reserve Requirement" means the maximum percentage reserve requirement, if any, applicable to FUNB or any other Lender (rounded to the next higher 1/100 of 1% and expressed as a decimal) in effect for any day during the Interest Period under the Federal Reserve Board's Regulation D for Eurocurrency Liabilities as defined therein.

                  "Scheduled Principal Payments" means all regularly scheduled, non-balloon payments of principal on Total Debt and capital leases, plus Interest Expense incurred with respect to subordinated Total Debt.

                  "SEC" means the federal Securities and Exchange Commission.

                  "Security Agreement" means each Security Agreement and each Amended and Restated Security Agreement, whether incorporated into any Security Deed or set forth in a separate document, or any amendment or modification thereto, dated the Closing Date or any Collateral Change Date given by Borrower to and in favor of the Agent for the benefit of the Lenders, granting to the Agent a first lien and security interest in that portion of the Collateral located in each State that constitutes tangible and intangible personal property.

                  "Security Deed" means each Deed to Secure Debt, Amended and Restated Deed to Secure Debt, Deed of Trust, Amended and Restated Deed of Trust, Assignment of Leases and Rents and Security Agreement, Mortgage, Assignment of Leases and Rents and Security Agreement, Amended and Restated Mortgage and Security Agreement, or any modification or amendment thereof, dated the Closing Date or any Collateral Change Date given by Borrower to and in favor of the Agent or a trustee for the benefit of the Lenders, granting to the Agent or such trustee a first lien and security interest or absolute title interest in that portion of the Collateral located in each State that constitutes real property, easements and appurtenances thereto, and improvements and fixtures, and sometimes incorporating a Security Agreement and/or Lease Assignment.

                  "Shareholders' Equity" means, at any date, Borrower's stockholders' equity (determined on a book basis), less its Intangible Assets, as determined as of such date. For purposes of this definition, "Intangible Assets" means with respect to any such intangible assets, (i) the amount (to the extent reflected in determining such stockholders' equity) of all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within 12 months after the acquisition of such business) subsequent to December 31, 1996, in the book value of any asset (other than real property assets) owned by Borrower, and (ii) goodwill, patents, trademarks, service marks, trade names, anticipated future benefit of tax loss carry forwards, copyrights, organization or developmental expenses and other intangible assets.

                  "State" means each state in which the Collateral is located.

                  "Stated Amount" means the stated amount of any Letter of Credit issued hereunder.

                  "Subsidiary"means the corporations described on attached Exhibit G, which corporations are wholly-owned subsidiaries of Borrower, together with any other direct or indirect subsidiary of Borrower which falls within the meaning of "significant subsidiary" for federal securities law purposes (except for purposes of Section 6.1 wherein Subsidiary shall mean only those Subsidiaries listed on attached Exhibit G).

                  "Summary Requirements" means the Summary Requirements for Additions to Collateral Pool Properties attached as Exhibit B.

                  "Swing Line Advance" means an advance made by any Swing Line Bank pursuant to Section 2.3.

                  "Swing Line Bank" means the Agent in its capacity as Swing Line Bank hereunder or any successor thereto as provided herein.

                  "Swing Line Borrowing" means a borrowing consisting of a Swing Line Advance made by the Swing Line Bank.

                  "Swing Line Note" means that certain Swing Line Promissory Note of even date herewith in the amount of $2,500,000.00 from Borrower to Swing Line Bank.

                  "Title Commitment" has the meaning set forth in Section
4.3(b).

                  "Total Debt" means all obligations and liabilities of the Borrower on a fully consolidated basis, determined in accordance with GAAP, including capital leases, mortgage payables, notes payable, senior notes, convertible debentures, subordinated debentures, and secured or unsecured debt owed to banks or other financial institutions. Total Debt shall also include the
Borrower's: (a) obligations under all letters of credit including Letters of Credit issued hereunder, (b) guarantees of indebtedness, (c) loans where the Borrower is liable for debt as a general partner, and (d) the Borrower's pro rata share of debt in unconsolidated Affiliates.

                  "Total Debt Service" means, for any period, an amount equal to the sum of (i) Interest Expense (whether paid, accrued or capitalized) actually payable by Borrower on its Total Debt, and (ii) Scheduled Principal Payments on such Total Debt, whether or not paid by Borrower (excluding balloon payments).

                  "Title Insurer" means Lawyers Title Insurance Company, and its authorized title agents in each State.

                  "Undeveloped Land" means Eligible Land and all other separately divided undeveloped land held for either development or resale at its cost.

                  "Unhedged Variable Rate Debt" means all Debt with a variable rate of interest that is not contractually swapped into a fixed rate of interest for a period in excess of one (1) year.

                  "Unused Fee" means a non-refundable fee determined in accordance with the following Applicable Margins defined in the calculation of LIBOR Interest Rate hereunder:

                           (i) if the Applicable Margin is 1.30% per annum, then the applicable Unused Fee is .15% per annum;

                           (ii) if the Applicable Margin is 1.45% per annum, then the applicable Unused Fee is .20% per annum; or

                           (iii) if the Applicable Margin is 1.60% per annum, then the applicable Unused Fee is .20% per annum;

of the aggregate weighted average of each Lender's Commitment which is available but undisbursed during the immediately preceding calendar quarter, based on the difference between (a) such Lender's Commitment (or weighted average thereof during such calendar quarter if such Lender's Commitment changes during such calendar quarter), and (b) the weighted average of such Lender's Percentage of outstanding Advances during such calendar quarter. For the purposes of calculation of the Unused Fee, any Swing Line Advances will not reduce the Unused Fee otherwise owed any Lender other than the

Swing Line Bank, and each Lender's Commitment (except as reduced by outstanding Advances) will continue to be considered available, notwithstanding any limitations on Borrower's ability to borrow Advances hereunder.

         SECTION 1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, consistently applied, except as otherwise stated herein.


                                    ARTICLE 2
                          AMOUNT AND TERMS OF ADVANCES

         SECTION 2.1       Advances.

         (a) Advances. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Advances prior to the Maturity Date to the Borrower not to exceed each Lender's Commitment. Each such request for an Advance by Borrower shall be deemed a request for an Advance from each Lender equal to such Lender's Percentage of the aggregate amount so requested, and such aggregate amount shall be in an amount at least equal to $1,000,000.00 and equal to an integral multiple of $500,000.00. Each principal repayment of the Loan shall be deemed a repayment of each Lender's aggregate Advances equal to such Lender's Percentage of the amount so repaid. The obligations of the Lenders hereunder are several and not joint, and the preceding three sentences will give rise to certain inappropriate results if special provisions are not made to accommodate the failure of a Lender to fund an Advance as and when required by this Agreement; therefore, notwithstanding anything herein to the contrary, (A) no Lender shall be required to make Advances at any one time outstanding in excess of such Lender's Percentage of the Commitment, and (B) if a Lender fails to make an Advance as and when required hereunder (a "Defaulting Lender") and Borrower subsequently makes a principal repayment of the Loan, such principal repayment shall be divided among the remaining Lenders which are not Defaulting Lenders ratably in accordance with their respective Lender's Percentages until each Lender has its Lender's Percentage of all of the outstanding Advances, and the balance of such principal repayment shall be divided among all of the Lenders in accordance with their respective Lender's Percentages. The Advances shall be evidenced by the Notes.

         (b)      Letter of Credit. Subject to the terms and conditions of
Section 2.1(a), each Lender severally agrees that it will participate with the Agent in the issuance of one or more letters of credit by the Agent on behalf of the Borrower during the period from and including the date of execution of this Agreement to, but excluding, the date which is sixty (60) days prior to the Maturity Date(each a "Letter of Credit"). Letter of Credit Usage shall not at any time exceed ten percent (10%) of the Loan Amount (the "L/C Commitment Amount"). All Letters of Credit shall be treated as Advances hereunder and together with any Principal Advances outstanding at any time shall not in the aggregate exceed the Loan Amount. A fee equivalent to Koger Equity, Inc.'s then current Applicable Margin (used in the calculation of the applicable LIBOR Interest Rate hereunder) in arrears for all Letters of Credit will be due and payable at the end of each fiscal quarter of Koger Equity, Inc., to the Agent for the account of the Lenders. Additionally, Borrower shall also pay an issuance fee of .125% for each Letter of Credit, which fee shall be due and payable to the Agent upon issuance thereof.

         (c) Terms of Letters of Credit. At the time of issuance, the amount, form, terms and conditions of each Letter of Credit, and of any drafts or acceptances thereunder, shall be subject to approval by the Agent and the Borrower. Notwithstanding the foregoing, in no event may the expiration date of any Letter of Credit extend beyond the date 30 days prior to the Maturity Date, and any Letter of Credit containing an automatic renewal provision shall also contain a provision pursuant to which, notwithstanding any other provisions thereof, if shall have a final expiration date no later than the date 30 days prior to the Maturity Date.

         (d) Requests for Issuance of Letter of Credit . The Borrower shall give the Agent written notice (or telephonic notice promptly confirmed in writing) no later than 9:00 a.m. two (2) Business Days prior to the requested date of issuance of a Letter of Credit, such notice to describe in reasonable detail the proposed terms of such Letter of Credit and shall set forth with respect to such Letter of Credit (i) the proposed initial Stated Amount, (ii) the beneficiary or beneficiaries, (iii) whether such Letter of Credit is a commercial or standby letter of credit and (iv) the proposed expiration date. The Borrower shall also execute and deliver such customary letter of credit application forms as requested from time to time by the Agent. Provided the Borrower has given the notice prescribed by this subsection and subject to the other terms and conditions of this Agreement, including, without limitation, the satisfaction of any applicable conditions precedent set forth in Article III or any terms and conditions restricting Advances, the Agent shall issue the requested Letter of Credit on the requested date of issuance. The Agent shall promptly provide notice to the Lenders of the issuance of any Letter of Credit issued hereunder, which notice shall set forth each Lender's Percentage of (1) such Letter of Credit and (2) all Letters of Credit then outstanding. Upon the written request of the Borrower, the Agent (x) shall make reasonable efforts to deliver to the Borrower a copy of any Letter of Credit proposed to be issued hereunder prior to the issuance thereof and (y) shall deliver to the Borrower a copy of each issued Letter of Credit within a reasonable time after the date of issuance thereof. To the extent any term of a Letter of Credit Document is inconsistent with a term of any Loan Document, the term of such Loan Document shall control.

         (e) Reimbursement Obligations. Upon receipt by the Agent of the proper documentation for the right to draw from the beneficiary of a Letter of Credit of any demand for payment under such Letter of Credit, the Agent shall promptly notify each of the Lenders of the amount of each Lender's Percentage for such payment. Each Lender shall then promptly pay the Agent its Lender's Percentage of the Stated Amount of such Letter of Credit in the same manner as each Lender Percentage of any Advance hereunder is funded. The Agent shall then pay the Stated Amount of such Letter of Credit to the beneficiary thereof, in the same manner as all Advances hereunder are funded to the

Borrower. All of the terms of this Agreement which pertain to the funding of Advances hereunder shall apply to all Letters of Credit, unless specifically herein stated to the contrary.

         (f) Effect of Letters of Credit on Commitments. Upon the issuance by the Agent of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, each Lender Commitment shall be reduced for all purposes of this Agreement in an amount equal to such Lender's Percentage of the Stated Amount of such Letter of Credit.

         (g) Agent's Duties Regarding Letters of Credit; Unconditional Nature of Reimbursement Obligation. In examining documents presented in connection with drawings under Letters of Credit and making payments under such Letters of Credit against such documents, the Agent shall use the same standard of care as it uses in connection with examining documents presented in connection with drawings under letters of credit in which it has not sold participations and making payments under such letters of credit. The Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, neither the Agent nor any of the Lenders shall be responsible for (i) the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance of or any drawing honored under any Letter of Credit even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit, or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages by others, whether by mail, cable, telex, telecopy or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay by others in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit, or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit, or the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Agent or the Lenders. None of the above shall affect, impair or prevent the vesting of any of the Agent's rights or powers hereunder. Any action taken or omitted to be taken by the Agent under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create against the Agent any liability to the Borrower or any Lender. In this connection, the obligation of the Borrower to reimburse the Agent for any drawing made under any Letter of Credit shall be absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including without limitation, the following circumstances: (A) any lack of validity or enforceability of any Letter of Credit Document or any term or provisions therein; (B) any amendment or waiver of or any consent to departure from all or any of the Letter of Credit Documents; (C) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against the Agent, any Lender, any beneficiary of a Letter of Credit or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or in the Letter of Credit Documents or any unrelated transaction; (D) any breach of contract or dispute between the Borrower, the Agent, any Lender or any other Person; (E) any demand, statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein or made in connection therewith being untrue or inaccurate in any respect whatsoever; (F) any non-application or misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; (G) payment by the Agent under the Letter of Credit against presentation of a draft or certificate which does not strictly comply with the terms of the Letter of Credit; and (H) any other act, omission to act, delay or circumstance whatsoever that might, but for the provisions of this Section, constitute a legal or equitable defense to or discharge of the Borrower's reimbursement obligations.

         (h) Amendments, Etc. The issuance by the Agent of any amendment, supplement or other modification to any Letter of Credit shall be subject to the same conditions applicable under this Agreement to the issuance of new Letters of Credit (including, without limitation, that the request therefor be made through the Agent), and no such amendment, supplement or other modification shall be issued unless either (i) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such amended, supplemented or modified form or (ii) the Majority Lenders shall have consented thereto; provided, however, no such amendment, supplement or modification shall result in the extension of the expiration date of the Letter of Credit without the Majority Lenders' prior written consent.

         (i) Lenders' Participation in Letters of Credit. Immediately upon the issuance by the Agent of any Letter of Credit each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Agent, without recourse or warranty, an undivided interest and participation to the extent of such Lender's Percentage of the liability of the Agent with respect to such Letter of Credit and each Lender thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Agent to pay and discharge when due, such Lender's Percentage of the Agent's liability under such Letter of Credit.

         (j) Information to Lenders. Upon the request of any Lender from time to time, the Agent shall deliver to such Lender information reasonably requested by such Lender with respect to any Letter of Credit then outstanding. Other than as set forth in this subsection or in the preceding subsection (d), the Agent shall have no duty to notify the Lenders regarding the issuance or other matters regarding Letters of Credit issued hereunder. The failure of the Agent to perform its requirements under this subsection or such subsection (d) shall not relieve any Lender from any of its obligations hereunder.

         SECTION 2.2       Making Advances.

         (a) Each Advance shall be made (or continued for an additional Interest Period, if applicable), following a Notice of Borrowing received by Agent not later than 2:00 P.M. (Eastern Standard Time) on (i) in the case of a LIBOR Advance, the 4th Business Day prior to, or (ii) in the case of a Base Rate Advance, the 2nd Business Day prior to, the requested Funding Date (which requested Funding Date must be a Business Day); provided, however, that:

                  (1) if Borrower fails to elect any particular interest rate, or if the requested Funding Date is less than 4 Business Days following such Notice of Borrowing, Borrower shall be deemed to have elected the Base Rate; and

                  (2) Borrower shall have delivered to Agent the statements referred to in Section 3.1(c) prior to or concurrently with the applicable Notice of Borrowing described above.

         (b) Each Notice of Borrowing shall be irrevocable and binding on Borrower. Following any Notice of Borrowing, Borrower indemnifies and agrees to hold the Lenders harmless from and against any loss, cost or expense incurred by the Lenders as a result of any failure by Borrower to complete the borrowing specified in such Notice of Borrowing (whether or not due to a failure to fulfill on or before the date specified in such Notice of Borrowing the applicable conditions set forth in Article III), such losses, costs and expenses to include, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Lenders to fund the Advance, when such Advance, as a result of such failure, is not made on the date requested for such Advance.

         (c) Subject to fulfillment of the applicable conditions set forth in this Article II and Article III below, each Lender will make available its Lender's Percentage of the Advance not later than 12:00 P.M. (Eastern Standard
Time) in the amount and on the Funding Date requested for such Advance in same-day funds to the Agent at Agent's office at 301 South College Street, Charlotte, North Carolina, by wire transfer of such Advance for the account of Borrower. The Agent shall then make the Advance to the Borrower not later than 2:00 P.M. (Eastern Standard Time) in the amount and on the Funding Date requested for such Advance in same day funds by intra-bank transfer to Borrower's account maintained at FUNB, or by wire transfer to such other account as Borrower shall so direct by written notice to FUNB.

         (d) LIBOR Advances shall be subject to the following additional conditions:

                  (1) if, at any time, (A) a Lender shall determine that, by reasons of circumstances affecting foreign exchange and interbank markets generally, LIBOR deposits in the applicable amounts are not being offered to the Lender, or (B) the introduction of or any change in or in the interpretation (including reversals) of any law or regulation makes it unlawful, or any central bank or governmental authority asserts that it is unlawful, for any Lender to obtain funds in the London interbank market to fund or maintain a LIBOR Advance or otherwise to perform its obligations hereunder with respect to any such Advance, then such Lender's obligation to make or maintain any LIBOR Advance, and the right of Borrower to select any LIBOR Interest Rate, shall be suspended until the circumstances causing such suspension no longer exist, and the applicable LIBOR Interest Rate for any outstanding LIBOR Advance shall immediately be converted to the Base Rate for such LIBOR Advance for the remainder of the Interest Period;

                  (2) LIBOR Advances may be repaid or prepaid only on the last Business Day of the Interest Period applicable to such Advance. Borrower may elect to maintain any outstanding LIBOR Advance for an additional Interest Period by delivering a Notice of Borrowing to Agent making such election within the time period required for such notices as set forth in this Section 2.2. If any LIBOR Advance is not repaid or prepaid on the last Business Day of the Interest Period, and Borrower has not otherwise timely delivered a Notice of Borrowing electing to continue such LIBOR Advance for an additional Interest Period elected by Borrower in such Notice of Borrowing, Borrower will be deemed to have elected to maintain such Advance outstanding as a Base Rate Advance. If, as a result of a payment made by Borrower due to acceleration of the maturity of the Notes pursuant to Section 8.2 or due to any other reason, the Lenders receive payment of any principal amount of any LIBOR Advance on a day other than the last day of the Interest Period for such LIBOR Advance, or Borrower fails to make any payment of principal outstanding under any LIBOR Advance when due under the Notes, Borrower shall pay to Agent on demand that amount, if any, required to compensate the Lenders, as reasonably calculated by each Lender, for additional losses, costs or expenses which the Lenders may incur as a result of such payment or nonpayment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Lenders to fund or maintain such LIBOR Advance.

         SECTION 2.3       Swing Line Advances.

         (a) Swing Line Loans. Subject to the terms and conditions hereof, the Swing Line Bank agrees to make Swing Line Advances to Borrower from the date hereof to the Business Day preceding the Maturity Date in an aggregate principal amount at any one time outstanding up to, but not exceeding, the amount of the Maximum Swing Line Commitment. If at any time the aggregate principal amount of the Swing Line Borrowings outstanding at such time exceeds the Maximum Swing Line Commitment in effect at such time, Borrower shall immediately pay the Swing Line Bank the amount of such excess. Subject to the terms and conditions of this Agreement, Borrower may borrow, repay and reborrow Swing Line Advances hereunder. Swing Line Borrowing shall not constitute usage of any Lender's Commitment, except from the Swing Line Bank.

         (b) Procedure for Borrowing Swing Line Loans. The Borrower shall give the Agent and the Swing Line Bank notice pursuant to a Notice of Swing Line Borrowing in the form shown on attached Exhibit C (a "Notice of Swing Line Borrowing") delivered to the Swing Line Bank no later than 9:00 a.m. on the proposed date of such borrowing, provided that Borrower shall have given telephonic notice to the Swing Line Bank no later than 9:00 a.m. of the proposed date of borrowing. Any such telephonic notice shall include all information to be specified in a written Notice of Swing Line Borrowing. Not later than 11:00 a.m. on the date of the requested Swing Line Advance and subject to satisfaction of the applicable conditions set forth in Article III, for all Advances hereunder, the Swing Line Bank will make the proceeds of such Swing Line Advance available to Borrower, in immediately available funds, at the account specified by Borrower in the Notice of Swing Line Borrowing.

         (c) Interest. All Swing Line Borrowings shall bear interest at a per annum rate equal to (i) the Base Rate as in effect from time to time, or
(ii) at such other rate or rates as Borrower and the Swing Line Bank may agree from time to time in writing. Interest payable on Swing Line Borrowings is solely for the account of the Swing Line Bank. All accrued and unpaid interest on Swing Line Borrowings shall be payable on the dates and in the manner provided in Section 2.5, with respect to interest on Base Rate Advances (except as the Swing Line Bank and Borrower may otherwise agree in writing in connection with any particular Swing Line Advance).

         (d) Swing Line Borrowing Amounts, Etc. Each Swing Line Borrowing shall be in the minimum amount of $500,000 and integral multiples of $100,000 in excess thereof or such other minimum amounts agreed to by the Swing Line Bank and Borrower. Any voluntary prepayment of a Swing Line Borrowing must be in integral multiples of $100,000 or the aggregate principal amount of all outstanding Swing Line Borrowings (or such other minimum amounts upon which the Swing Line Bank and Borrower may agree) and in connection with any such prepayment, Borrower must give the Swing Line Bank prior written notice thereof no later than 10:00 a.m. one Business Day prior to the date of such prepayment. The Swing Line Borrowing shall, in addition to this Agreement, be evidenced by the Swing Line Note.

         (e) Repayment and Participations of Swing Line Borrowing. The Borrower agrees to repay each Swing Line Advance within one Business Day of demand therefor by the Swing Line Bank and in any event, within five (5) Business Days after the date such Swing Line Advance was made. Notwithstanding the foregoing, Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, all Swing Line Borrowings on the Maturity Date (or such earlier date as the Swing Line Bank and Borrower may agree in writing). In lieu of demanding from Borrower repayment of any outstanding Swing Line Borrowings, the Swing Line Bank may, on behalf of Borrower (which hereby irrevocably directs the Swing Line Bank to act on its behalf), request a borrowing of a Base Rate Advance from the Lenders in an amount equal to the principal balance of such Swing Line Borrowing. Each Lender will make available to the Agent for the account of the Swing Line Bank, in immediately available funds not later than 9:00 a.m.

on the proposed date of such borrowing, the proceeds of the Base Rate Advance to be made by such Lender, in the amount of each Lender's Percentage of such Base Rate Advance. The Agent shall apply such proceeds to repay such Swing Line Borrowing. If the Lenders are prohibited from making Advances required to be made under this subsection for any reason whatsoever, including without limitation, the occurrence of any of the Defaults or Events of Default described in Section 8.1, each Lender shall purchase from the Swing Line Bank, without recourse or warranty, an undivided interest and participation to the extent of such Lender's Percentage of such Swing Line Borrowing, by directly purchasing a participation in such Swing Line Borrowing in such amount and paying the proceeds thereof to the Swing Line Bank in immediately available funds. A Lender's obligation to purchase such a participation in a Swing Line Borrowing shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including without limitation, (i) any claim of setoff, counterclaim, recoupment, defense or other right which such lender or any other Person may have or claim against the Agent, the Swing Line Bank or any other Person whatsoever, (ii) the occurrence or continuation of a Default or Event of Default (including without limitation, any of the Defaults or Events of Default described in Section 8.1 or the termination of any Lender's Commitment, (iii) any breach of any Loan Document by the Agent, any Lender or Borrower or (iv) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Lender shall fail to make available to the Swing Line Bank the purchase price of any such participation, the Swing Line Bank shall be entitled to recover such amount on demand from such Lender, together with accrued interest thereon for each day from the date of demand thereof, at the Base Rate. If such Lender does not pay such amount forthwith upon the Swing Line Bank's demand therefor, and until such time as such Lender makes the required payment, the Swing Line Bank shall be deemed to continue to have outstanding Swing Line Advances in the amount of such unpaid participation obligation for all purposes of the Loan Documents (other than those provisions requiring the other Lenders to purchase a participation therein). Further, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Advances, and any other amounts due to it hereunder, to the Swing Line Bank to fund Swing Line Borrowings in the amount of the participation in Swing Line Borrowings that such Lender failed to purchase pursuant to this Section until such amount has been purchased (as a result of such assignment or otherwise). All payments of principal, interest, fees and other amounts in respect of the Swing Line Borrowings shall be for the account of the Swing Line Bank only (except to the extent any Lender shall have acquired a participating interest in any such Swing Line Borrowings pursuant to this subsection).

         SECTION 2.4       Fees.

         (a) After the Closing Date, in consideration for the Lenders' reservation of funds for availability for borrowing under the Loan, Borrower shall pay the Unused Fee to the Agent for the Lenders in arrears at the end of each calendar quarter.

         (b) In consideration of the Lenders' issuance of Letters of Credit hereunder, Borrower shall pay to Agent for the account of the Lenders, in arrears, at the end of each fiscal quarter of Koger Equity, Inc., a fee equivalent to Koger Equity, Inc.'s then current Applicable Margin multiplied by the aggregate Stated Amount of all outstanding Letters of Credit.

         (c) Borrower shall pay Agent, for the account of Agent only, an issuance fee of .125% for each Letter of Credit, which fee shall be due and payable to the Agent upon issuance thereof.

         SECTION 2.5         Repayment of Advances; Prepayments.

         (a) Interest only, computed daily on the outstanding principal balance of the Loan, shall be due monthly on the 10th day of each calendar month for the preceding calendar month, and shall be paid to Agent. On the Maturity Date, the entire outstanding principal balance of the Loan, together with all accrued and unpaid interest thereon, and late fees and other charges, if any, payable by Borrower under the Loan Documents, shall be due and payable in full, and shall be paid to Agent. Any payment of interest which is not made within 10 days following its due date or such longer period as may be required under applicable laws of any State if the laws of such State are determined to govern this Agreement, shall be subject to a Late Charge, which shall be due and payable contemporaneously with such payment of interest.

         (b) During the Loan Term, the Loan Amount may be borrowed, repaid and reborrowed on a revolving basis, provided, that prior to the Maturity Date, the outstanding principal balance of the Loan shall never be less than $1,000.00 nor greater than the maximum principal amount permitted to be borrowed under the Loan pursuant to the Financial Covenants. Each prepayment of any of the outstanding principal amount shall be in a minimum amount of $1,000,000 and integral multiples of $500,000 thereafter. Repayments of the outstanding principal amount of any Advance may be made on any Business Day, provided, that repayments received after 11:00 A.M. (Eastern Standard Time) shall not be credited to Borrower's account until the next Business Day, and further provided, unless Borrower prior to or contemporaneously with such repayment designates in writing to Agent the Advance that should be credited with such repayment, such repayment shall be applied to repayment of Advances on a "first-borrowed first-repaid" basis. Repayment of any LIBOR Advance on any day other than the maturity of the Interest Period applicable to such LIBOR Advance may be subject to a charge pursuant to Section 2.2(d), payable by Borrower to Agent at the time of such repayment. Repayment of any Base Rate Advance may be repaid without penalty or premium.

         (c) If the Agent receives a payment of interest or a prepayment of principal for the account of the other Lenders prior to 11:00 A.M. (Eastern Standard Time) on any Business Day, a pro rata portion of such payment must be delivered to each other Lender based upon each Lender's Percentage in the Advances made to date. If a payment of principal or interest is not received by Agent until after 11:00 A.M. (Eastern Standard Time) on any Business Day, the payment of each Lender's Percentage share of such payment shall be delivered to the Lenders and credited to the Borrower on the next Business Day.

If a payment of principal or interest is received by the Agent between 11:00 A.M. (Eastern Standard Time) and 2:00 P.M. (Eastern Standard Time) on any Business Day, in the event any Lender's Percentage share of such payment is not paid to such Lender until the next Business Day, then Agent shall pay such Lender interest at the Federal Funds Rate on such Lender's Percentage of the payment for such day.

         (d) Except to the extent otherwise provided herein: (a) each borrowing from the Lenders under Section 2.1 hereof shall be made ratably from the Lenders on the basis of their respective Lender Percentages; and (b) each payment by the Borrower of principal or interest on the Loan or on any other sums advanced by the Lenders pursuant to the Loan Documents, and of any other amount owed to the Lenders shall be made to the Agent for the account of the Lenders based upon each Lender's Percentage in the respective unpaid principal amounts of the Loans held by the Lenders.

         (e) Unless the Agent shall have been notified by a Lender or the Borrower (the "Payor") prior to the date on which such Lender is to make payment to the Agent of the proceeds of an Advance to be made by it hereunder or the Borrower is to make a payment to the Agent for the account of one or more of the Lenders, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment shall, on demand, pay to the Agent the amount made available by the Agent together with interest thereon in respect of the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (a) the Default Rate for such period if the recipient returning a Required Payment is the Borrower, or (b) the Federal Funds Rate for such period if the recipient returning a Required Payment is the Agent or a Lender.

         (f) The Borrower agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option (and without regard to the adequacy of other collateral) to offset balances held by it for the account of the Borrower at any of its offices, against any principal of or interest on any of such Lender's Advances to the Borrower hereunder, or other Obligations of the Borrower hereunder, which is not paid (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower and the Agent thereof, provided that such Lender's failure to give such notice shall not affect the validity thereof. If a Lender shall obtain payment of any principal of or interest on any Advance made by it under this Agreement then due to such Lender hereunder, through the exercise of any right of set-off, banker's lien, counterclaim or similar right, or otherwise it shall promptly purchase from the other Lenders portions of the Advances made or other Obligations held by the other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Lenders shall share the benefit of such payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such benefit) in accordance with each Lender's Percentage. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or Obligation of the Borrower.

         SECTION 2.6       Interest Rate; Default Rate.

         (a) The amount of each Advance shall accrue interest, at Borrower's election, at a LIBOR Interest Rate or the Base Rate. Borrower shall be entitled to elect the applicable LIBOR Interest Rate (which interest rate will vary based on Interest Period selection and the Borrower's Leverage at the time of any Advance) or the Base Rate for any Advance under and subject to the conditions set forth in Section 2.2, provided that not more than 5 separate LIBOR Interest Rates (which interest rates will vary based on Interest Period selection and the Borrower's Leverage at the time of any Advance) and the Base Rate, shall be applicable to Advances at any one time that such Advances are outstanding.

         (b) Following an Event of Default, the amount of each Advance shall, at the Lenders' option, without notice to Borrower accrue interest from the date of Default at the Default Rate.

         SECTION 2.7 Payments and Computations. Borrower shall make each payment under any Loan Document not later than 11:00 A.M. (Eastern Standard
Time) on the day when due in lawful money of the United States of America to Agent, at 301 South College Street, Charlotte, North Carolina 28288 in immediately available funds. All computations of interest under the Notes and hereunder, other than the computation of interest at the Base Rate, shall be made by the Lenders on the basis of a year of 360 days, and all computations of interest at the Base Rate shall be made by the Lenders on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Whenever any payment to be made hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

         SECTION 2.8 Evidence of Indebtedness. The indebtedness of Borrower resulting from all Advances made from time to time shall be evidenced by the Notes.

         SECTION 2.9 Prior LIBOR Advances. Effective as of the Closing Date the outstanding principal balance of all prior LIBOR Advances made under and pursuant to the terms and conditions of the Prior Loan Agreement shall convert to the LIBOR Interest Rate applicable as of the Closing Date (which interest rate will be based on Borrower's Interest

Period selection and the Borrower's Leverage on the Closing Date). Borrower shall not be responsible for any fees, charges, or other costs set forth in
Section 2.2 associated with such LIBOR Interest Rate change.

         SECTION 2.10 Advances Under Prior Loan Agreement. Advances made by any of the Lenders under the Prior Loan Agreement (the "Prior Advances") shall be subject to the covenants, terms and conditions of this Agreement from and after the Closing Date. Each of the Lenders, by execution of this Agreement, commits to extend its Lender's Percentage of the Prior Advances as of 5:00 p.m. on the Closing Date. Each of the Lenders shall pay the Agent its Lender's Percentage of the outstanding principal balance of all Prior Advances as of the Closing Date. The Agent shall then pay each Lender under the Prior Loan Agreement such funds as are allocable to each such Lender under the Prior Loan Agreement as its proportionate share of such prior Advances. Thereafter, all Advances, whether made under the Prior Loan Agreement or under this Agreement, shall be administered in the same manner, according to each Lender's Percentage.

         SECTION 2.11 Increase to Loan Amount. Provided that no Event of Default has occurred, the Borrower may upon sixty (60) Business Days prior written notice to the Agent, request the Loan Amount be increased to $200,000,000. Together with any such request the Borrower shall include (i) a certificate of an officer of the Borrower certifying that there has been no material adverse change in the financial position of the Borrower or in its compliance with the Financial Covenants since the date of its most recent Borrowing Compliance Certificate and further certifying that no Event of Default or event which, with the passage of time or the giving of notice or both, would constitute an Event of Default has occurred, (ii) the increased Loan Amount shall not exceed sixty percent (60%) of the Borrowing Base Value, and (iii) such other information, documentation or opinions as the Agent may reasonably request. The Agent shall promptly forward Borrower's request to each of the Lenders prior to seeking the participation of any other Lender. No Lender shall be required to increase its Lender Commitment unless expressly agreed to in writing, but the Agent, any Lender hereunder, or any other lender may increase its Lender Commitment by an amount necessary to comply with the Borrower's request. If the Agent is willing to increase its own Lender Commitment or is able to secure increased Lender Commitments in an aggregate amount of $200,000,000, then Agent shall notify the Borrower that its request to increase the Loan Amount has been obtained. Thereafter, Borrower may obtain Advances up to $200,000,000 in accordance with the terms and provisions of this Agreement. If the Agent is unwilling to increase its Lender Commitment or is unable to secure increased Lender Commitments in an aggregate amount of $200,000,000 then Agent shall notify the Borrower that its request to increase the Loan Amount has been denied. If, by the end of such sixty (60) Business Day period, the Company shall not have received a written approval or rejection of such request, such request shall be deemed to have been denied.

                                   ARTICLE III
                  CONDITIONS OF LENDING AND FINANCIAL COVENANTS

         SECTION 3.1 Conditions Precedent to Advances and Financial Covenants. The obligation of the Lenders to make each Advance shall be subject to the conditions precedent that on the date of any Notice of Borrowing requesting an Advance and on the Funding Date:

         (a) Borrower shall, at all times, be in compliance with the following financial covenants (the "Financial Covenants"):

                           (i) Koger Equity, Inc.'s status as a REIT shall be continuing, and Koger Equity, Inc. shall continue to be listed as a publicly traded company on a nationally recognized stock exchange.

                           (ii) The outstanding principal balance of the Loan shall not exceed sixty percent (60.00%) (the "Advance Rate") of the Borrowing Base Value at any time. The Lenders shall not make any Advance unless Borrower shall have pledged and/or mortgaged Collateral with a sufficient Borrowing Base Value to ensure compliance with the Advance Rate. The Borrowing Base Value, and the related limitation on the outstanding principal balance of the Loan, shall be recalculated by the Agent not less frequently than quarterly using the actual Adjusted Net Operating Income (calculated on the most recent quarter ended) generated from the Collateral and the Capitalization Rate to determine borrowing availability. Changes to the Capitalization Rate and the Advance Rate require the unanimous consent of all of the Lenders and the Borrower.

                           (iii) As of the end of the most recent fiscal quarter, Adjusted Net Operating Income for such quarter derived from the Collateral (after deducting therefrom appropriate management costs relating to the Collateral), shall be at least 1.50 times Mortgage Debt Service for such quarter attributable to the Loan (the "Cash Flow Requirement"). Provided no Default or Event of Default is then existing under the Loan, and Adjusted Net Operating Income shall not have fallen below an amount which is 1.35 times the Mortgage Debt Service, as calculated according to the preceding sentence, Borrower shall have thirty (30) days to correct an insufficient Cash Flow Requirement by mortgaging or pledging additional Collateral, acceptable to the Majority Lenders, to the Borrowing Base or reducing the principal balance of the Loan then outstanding.

                           (iv) At all times and calculated as of the last day of each fiscal quarter, the ratio of (x) Adjusted EBITDA to (y) Interest Expense (whether accrued, paid or capitalized) for the previous four consecutive quarters including the quarter then ended, will not be less than 2.00 to 1.00.

                           (v) At all times and calculated as of the last day of each fiscal quarter, the ratio of (x) Adjusted EBITDA to (y) Fixed Charges for the previous four consecutive quarters including the quarter then ended, will not be less than 1.70 to 1.00.

                           (vi) Total Debt shall not, at any time, exceed 55% of Gross Asset Value.

                           (vii) Shareholder's Equity shall at all times be equal to at least $450,000,000 plus seventy-five percent (75%) of all net proceeds from future equity offerings plus one hundred percent (100%) of the value generated by the issuance of operating partnership units.

                           (viii) Development in Progress shall not at any time exceed fifteen percent (15%) of Gross Asset Value.

                           (ix) As of the end of the most recent fiscal quarter, the percentage of distributions or dividends paid to shareholders paid from Funds from Operations, calculated on a rolling four quarter basis, shall not exceed ninety percent (90%) unless required to maintain Koger Equity, Inc.'s REIT status.

                           (x) As of the end of each fiscal quarter, distributions or dividends paid to shareholders, calculated on a rolling four (4) quarter basis, shall not exceed one hundred percent (100%) of Cash Available for Distribution. Notwithstanding the foregoing, Koger Equity, Inc. may distribute or dividend that amount which shall be required to maintain Koger Equity, Inc.'s REIT status.

                           (xi)     At all times, the Borrower's total
         investments in items (a) through (d) below shall be restricted as follows (the "Permitted Investments"):

                           (a) Investments in partnerships, joint ventures, and other non-corporate entities (except for any Special Purpose Entities formed in accordance with the terms of
                  Section 13.12) accounted for on an equity basis shall not exceed ten percent (10%) of Gross Asset Value;

                           (b)      Investments in non-office operating
                  Properties, and other investments permitted under the Borrower's organizational documents shall not exceed ten percent (10%) of Gross Asset Value;

                           (c) Investments in Undeveloped Land shall not exceed seven and one-half percent (7.5%) of Gross Asset Value; and

                           (d) Investments in mortgages shall not exceed five percent (5%) of Gross Asset Value.

The Borrower's total Permitted Investments in items (a) through (d) above shall not exceed, in the aggregate, twenty percent (20%) of Gross Asset Value. At all times, at least eighty-five percent (85%) of the Borrower's Gross Asset Value must consist of assets owned by the Borrower or an SPE or of investments in a Guarantor of the Loan.

                           (xii) Borrower's Unhedged Variable Rate Debt shall not exceed twenty percent (20%) of Gross Asset Value.

         (b) As of the requested Funding Date, Borrower shall have satisfied, and shall be in continuing compliance with, all of the terms, covenants and conditions required to be satisfied as a condition precedent to any Advance, and shall be in continuing compliance with all of the terms, covenants and conditions of the Loan Documents, and no Default or Event of Default shall then exist or be continuing.

         (c) The following statements shall be true and, concurrently with delivery of the Notice of Borrowing for such Advance, the Agent shall have received a certificate, substantially in the form attached as Exhibit J (the "Borrowing Compliance Certificate"), signed by a duly authorized officer of Borrower, dated the Funding Date, stating that:

                           (i) The representations and warranties contained in Section 6.1 are correct on and as of the Funding Date, before and after giving effect to such Advance and to the application of proceeds therefrom, as though made on and as of such date,

                           (ii) No event or condition has occurred or is continuing, or would result from such Advance or from the application of proceeds therefrom, which constitutes a Default or Event of Default, and

                           (iii) Borrower is in compliance with each of the Financial Covenants before and after giving effect to such Advance and to the application of proceeds therefrom.

         SECTION 3.2 Conditions Precedent to Certain Advances. The obligation of the Lenders to make any Advance that, but for the addition of Collateral pursuant to Section 4.3, would cause the principal balance of the Loan to exceed the maximum borrowing limits determined in accordance with the Financial Covenants, shall be subject to the further conditions precedent that on the date of the Notice of Borrowing requesting such Advance and on the Funding Date, Borrower shall have executed and delivered the Loan Documents, or modifications thereof, relating to the addition of such Collateral, as the Lenders reasonably may request to carry out the provisions and intent of this Agreement, all in form and content acceptable to the Lenders in their sole discretion, and shall have satisfied the conditions and requirements set forth in Article IV.

         SECTION 3.3 Eligible Borrowing Base. Any Property owned by Borrower must meet the following eligibility parameters to be included in the Borrowing Base and accepted as Collateral:

         (a) No liens (other than the lien of a Security Deed or lien arising pursuant to any other Loan Document) may encumber or be placed on any part of the real property assets;

         (b) The Borrower shall have fee simple title to all of the Property;

         (c) The Property must be utilized by Borrower as an office Property, except for the Property commonly known as "The Shops at the Colonnade" located in Birmingham, Alabama, which Property is currently used for retail purposes.

         (d) To be included as Collateral, each office property not included within a Koger Business Park and all of those Properties which together comprise an entire Business Park must be at least eighty percent (80%) occupied by tenants under leases complying with the requirements of this Agreement and paying current market Rents. For purposes of this test, "Business Park" means any one or more contiguous buildings, together with all associated parking, improvements and other appurtenances thereto which together function as a cohesive office park sharing common areas, parking, appearance, and design.

         (e) The environmental condition of the Property must be acceptable to each of the Lenders, and the Lenders shall have reviewed and approved the Phase I environmental site assessment for the Property, any required asbestos study, and a properly executed Indemnification Agreement as to the Property;

         (f) No one Market, other than the Atlanta Market, may account for more than thirty percent (30%) of the Borrowing Base Value. For the purposes of this covenant, "Market" shall be defined as Standard Metropolitan Statistical Area commonly known as "SMSA". No new Properties may be acquired, substituted or otherwise added in the Atlanta Market which would cause the Atlanta Market to exceed thirty percent (30%) of the Borrowing Base Value.

         (g) Borrower shall have submitted to each of the Lenders a complete Due Diligence Package containing all of the documents and materials required hereunder and also including any additional due diligence materials reasonably requested by Lender for each Borrowing Base Property to be included in the Collateral; and

         (h) The Majority Lenders shall have approved the Due Diligence Package for each Borrowing Base Property to be included in the Collateral.


                                   ARTICLE IV
                ADDITION, SUBSTITUTION AND RELEASE OF COLLATERAL

         SECTION 4.1 General Right to Add, Substitute or Release Collateral. Subject to the written approval of the Majority Lenders, Borrower may elect, at any time during the Loan Term, to cause the addition, substitution or release of Collateral, subject, however, to Borrower's continuing compliance with the Financial Covenants and with the requirements of this Article IV; provided, that the Lenders reserve the right to exclude from the Collateral any particular office building or property that Borrower requests for addition to Collateral based on sub-standard occupancy, location, operating history, age, condition, or environmental concerns, in the Lenders' sole discretion, and further provided, that Borrower shall not have the right to cause the addition, substitution or release of Collateral if a Default or Event of Default exists and is continuing. In support of any request for release, substitution or addition of Collateral, Borrower shall submit to Agent:

         (i) a certification, in form and content acceptable to the Lenders in their sole discretion, prepared by management and certified by the chief financial officer or chief accounting officer of Borrower, certifying to the Lenders that, after such proposed release, substitution or addition of office buildings, Borrower will be in compliance with the Financial Covenants;

         (ii) the information or documentation required to be executed and/or delivered to the Lenders as set forth in this Agreement, including, without limitation, modifications or partial releases of the Loan Documents (or delivery of additional Loan Documents in form and content satisfactory to Lenders and consistent with the requirements of this Agreement) as necessary or appropriate to properly reflect the release, substitution or addition of Collateral in the discretion of the Lenders and the Lenders' Counsel, compliance with all of the Borrowing Base eligibility requirements set forth in Section 3.3 hereof, and the documentation as set forth in the Summary Requirements as to the office buildings proposed to be substituted for or added to the Collateral, as applicable; and

         (iii) evidence satisfactory to the Lenders that such additional Collateral, or the remaining Collateral after substitution or release of other Collateral, has adequate and legal rights of ingress and egress, drainage and utilities, and, if necessary or appropriate, Borrower shall deliver to and in favor of the Lenders, their respective successors and assigns, such perpetual non-exclusive easements as the Lenders may reasonably request to create such adequate and legal rights of ingress and egress, drainage or utilities. With respect to easements for ingress and egress, drainage or utilities that reasonably may be required over, under or across the released Collateral as a result of the release of such Collateral, the Lenders may establish such easement or easements at the time of such release pursuant to a Quit Claim Deed with Reservations and Grants of Easements in substantially the form attached as Exhibit I (the "Release Deed"), with modifications as appropriate for the particular circumstances of such release, and the nature of the easement or easements required, to comply with the laws of any State. Similarly, if as a result of any such release, the released Collateral reasonably may require easements for ingress and egress, drainage or utilities over, under or across any portion of the remaining Collateral, then at Borrower's request, the Lenders shall, subject to the remaining provisions of this Article IV below, cause such release to be made using the form of Release Deed, with modifications as appropriate for the particular circumstances of such release and the nature of the easement or easements required.

         The Lenders' decision whether to accept Borrower's request for substitution, addition or release of Collateral shall be based on Borrower's satisfaction of the foregoing requirements, delivery and approval of the Due Diligence Package, and on the documentation and information delivered to the Lenders in compliance with Section 3.3 and any other provisions of this Agreement and the Summary Requirements, and on a determination by the Lenders, in their sole and absolute discretion, that there has been no material adverse change in the financial condition of Borrower, and that all other aspects of the Property to be added or substituted, as applicable, including without limitation, the general condition of such Property and vacancy rates of the local commercial leasing market, are substantially similar to the existing Collateral, or, if applicable, to the Collateral to be released for substitution by new Property, subject to the Lenders' discretion.

         SECTION 4.2 Requirements for Release of Collateral. In addition to the general conditions and requirements for release of Collateral as set forth in Section 4.1, the following conditions and requirements shall be satisfied prior to the release of any Collateral:

         (a) If the Property proposed for release from the Collateral is not the exclusive subject matter of a boundary survey on file with the Lenders showing the Collateral, then, not later than 15 days prior to the Collateral Change Date for such release, Borrower shall deliver to Agent a current boundary survey of the Property proposed for release from the Collateral, and a current boundary survey of the remaining Collateral if the existing boundary survey of the Collateral is affected by the release of such Property from the Collateral. Each such survey shall meet or exceed the Minimum Standards and Supplementary Requirements set forth on attached Exhibit D. Each survey shall be subject to review and approval by the Lenders, the Lenders' Counsel, and Title Insurer;

         (b) No release of any Collateral will be permitted if the release of such Collateral would violate the Market restrictions set forth in Section 3.3(f); and

         (c) The Borrowing Base Value of the remaining Collateral shall not be less than $100,000,000.00 after the release of any Collateral hereunder.

         SECTION 4.3 Requirements for Addition or Substitution of Collateral. In addition to the general conditions and requirements for addition or substitution of Collateral as set forth in Section 4.1, the following conditions and requirements shall be satisfied prior to the addition or substitution of any Collateral:

         (a) Prior to any Collateral Change Date, the Lenders shall have ordered at Borrower's expense and received a current Appraisal of the Property to be added to the Collateral as additional Collateral or in substitution of existing Collateral. Following the Lenders' receipt of such Appraisal satisfactory to the Lenders, the Lenders will provide a copy of such Appraisal to Borrower. Such Appraisals shall be utilized by the Lenders for informational purposes, and shall be subject to review and approval by the Lenders.

         (b) Not later than 30 days prior to any Collateral Change Date, Borrower shall deliver to the Agent and the Agent's Counsel a commitment or binder for an endorsement to the existing title insurance policy (if the Property to be added to the Collateral is located in the same State as the existing Collateral) or for a new title insurance policy (if the Property to be added to the Collateral is not located in the same State as the existing Collateral or is located in the State of Texas) issued by Title Insurer, committing to insure the Lenders' first security or title interest in the Property to be added to the Collateral as additional Collateral or in substitution of existing Collateral (as legally described to include any easements benefitting such real property), meeting or exceeding the Minimum Title Standards set forth on attached Exhibit E (the "Title Commitment"). The Title Commitment shall contain only those matters expressly approved by the Lenders, and shall include complete copies of all listed title exceptions. All title exceptions are subject to the Lenders' review and approval, and any liens of prior mortgagees or creditors shall be satisfied or released on or before the Collateral Change Date. On the Collateral Change Date, Borrower shall cause Title Insurer to deliver its marked original Title Commitment indicating the proper satisfaction of all conditions to issuance of a title insurance policy or endorsement thereof, as the case may be, insuring the Lenders, its successors and assigns as their interests may appear, based on such Title Commitment subject only to those matters and exceptions to coverage as set forth in the Title Commitment as previously may have been approved by the Lenders.

         (c) Not later than 30 days prior to any Collateral Change Date, Borrower shall deliver to the Agent and the Agent's Counsel six (6) copies (or a greater number in the event additional Lenders are added to the Loan) of a current boundary survey (or recertified boundary survey, provided that the same is, in the discretion of Title Insurer, sufficient to permit Title Insurer to remove the standard survey exceptions) for the Property to be added to the Collateral, meeting or exceeding the Minimum Standards and Supplementary Requirements set forth on attached Exhibit D. Each survey shall be subject to review and approval by the Lenders, the Lenders' Counsel, and Title Insurer. Surveys for buildings within single office parks shall be accompanied by a site map showing the relative location of each building within such office park.

         (d) Not later than 30 days prior to any Collateral Change Date, Borrower shall deliver to the Agent a current UCC-11 search for Florida and each State or local jurisdiction (if applicable) in which the Property to be added to the Collateral is located, evidencing to the Lenders' satisfaction that such additional Property is free and clear of any liens or perfected security interests prior to the Lenders' security interest therein. On or before the Collateral Change Date, Borrower shall deliver to the Agent UCC-1 Financing Statements for filing in Florida and each State or local jurisdiction (if applicable) in which the Property to be added to the Collateral is located, perfecting the Lenders' first lien and security interest in the additional Property as Collateral.

         (e) Not later than 30 days prior to any Collateral Change Date, Borrower shall deliver to the Agent six (6) copies (or a greater number in the event additional Lenders are added to the Loan) of a current environmental site assessment of each Property to be added to the Collateral certified to the Lenders, meeting ASTM standards for "Phase I" environmental site assessments, and including an asbestos evaluation for all buildings constructed prior to 1980, prepared by Law Engineering or other environmental engineer acceptable to the Lenders. Such assessments shall be utilized by the Lenders for informational purposes, and shall be subject to review and approval by the Lenders. Additionally, not later than 30 days prior to any Collateral Change Date, Borrower shall deliver to the Agent a certification in compliance with applicable federal law relating to asbestos records and asbestos materials affecting any buildings constructed before 1980 that are to be added to the Collateral.

         (f) Not later than 30 days prior to any Collateral Change Date, and on the Collateral Change Date, Borrower shall deliver to the Agent a current Rent Roll for the property to be added to the Collateral.

         (g) On or before any Collateral Change Date, Borrower shall deliver the following materials to the Agent and the Agent's Counsel, in form and content acceptable to the Agent and the Agent's Counsel:

                           (i) Evidence of the current corporate status of Borrower in Florida, and the current authority of Borrower to transact business in each other State in which the property to be added as Collateral is located.

                           (ii) A certificate of the Secretary of Borrower certifying to the Lenders: (i) the completeness, accuracy and continuing effectiveness of Articles of Incorporation and Bylaws of Borrower as attached to such certificate, (ii) the names and signatures of all executive officers of Borrower, and (iii) the completeness, accuracy and continuing effectiveness of an executed resolution of the Board of Directors of Borrower, as attached to such certificate, authorizing Borrower's execution and delivery of the Loan Documents.

         (h) On or before any Collateral Change Date, Borrower shall deliver to the Agent evidence satisfactory to the Lenders and the Lenders' Counsel that the property to be added to the Collateral is in compliance with the insurance requirements set forth in Section 5.3, and in compliance with the tax requirements set forth in Section 5.4.

         (i) On or before any Collateral Change Date, Borrower shall deliver to the Agent a certification substantially in the form attached as Exhibit F, executed and dated as of a date not more than 30 days prior to such Collateral Change Date, relating to the level of compliance of the property to be added to the Collateral with Governmental Requirements.

         (j) On a Collateral Change Date, Borrower shall furnish Agent with an opinion addressed to the Lenders provided by an attorney licensed in each State in which the property to be added to the Collateral is located, retained by Borrower and acceptable to the Lenders. Said opinions shall be subject to approval by the Lenders and shall address such matters as the Lenders reasonably may require, including, without limitation, the following that:

                  (A) the due organization and valid legal existence of Borrower as a Florida corporation, and the current authority of Borrower to transact business in the State.

                  (B) the due authorization, execution, validity, binding effect and enforceability of the Loan Documents in accordance with their terms.

                  (C) except for Collateral located in the State of Texas, the Collateral and its use by Borrower comply with applicable zoning, building, land use and environmental requirements of all governmental authorities having jurisdiction over the Collateral (the foregoing opinion may be given to the actual knowledge of opining counsel and based on a certification of such matters given by Borrower to opining counsel).

                  (D) all amounts paid and to be paid by Borrower as interest under the Loan Documents constitute lawful interest or are not usurious under the laws of the State.

                  (E) the existence of, or the non-existence of, any requirement for any consent of any governmental authority in connection with the execution, delivery or performance of the Loan Documents by Borrower.

                  (F) the Security Deed provides that a properly perfected first priority security interest in the Collateral to be added or substituted.

                  (G) the Loan Documents are valid Obligations of the Borrower, remain in full force and effect, and provide Lender a properly perfected first priority security interest in the Collateral to be added or substituted.

         SECTION 4.4 Lenders' Approval of Addition or Substitution of Collateral. Each of the Lenders shall have fifteen (15) Business Days from receipt of the Due Diligence Package and any additional due diligence materials reasonably requested by Lenders pursuant to Article IV hereof, to approve any request by Borrower to add or substitute Collateral. The Lenders shall respond to the Agent with any objections within said fifteen (15) Business Days or the addition or substitution of such Collateral shall be deemed approved by such Lender.

                                    ARTICLE V
                    CERTAIN MATTERS CONCERNING THE COLLATERAL

         SECTION 5.1 Inspections. The Lenders reserve the right to require an engineering/structural inspection of any property constituting the Collateral or property to be added to the Collateral if any of the Lenders have reasonable cause to believe that the physical condition, safety features, or disabled persons access features of such building are not maintained to standards consistent with good management practices or in compliance with Governmental Requirements. Any such inspection shall be conducted at the expense of Borrower. Unless such inspection is made pursuant to the foregoing, the Lenders otherwise shall have the right to inspect the Collateral at any reasonable time throughout the Loan Term, at the expense of the Lenders.

         SECTION 5.2 Appraisals. During the Loan Term, the Lenders may obtain an Appraisal of the Collateral when required by the regulations of the Federal Reserve Board or at such other times as the Lenders reasonably may require. All Appraisals required under this Section 5.2, or required under any other provision of this Agreement, shall be performed by an independent third party appraiser selected by the Lenders, and shall be addressed to the Lenders with a copy certified to Borrower. Following the Lenders' receipt of such Appraisals satisfactory to the Lenders, the Lenders shall provide a copy of such Appraisals to Borrower. The cost of such Appraisals shall be borne by Borrower. The terms of engagement of any appraiser shall include a clause obligating the appraiser to maintain confidentiality of such Appraisal and information obtained in connection therewith. Borrower's failure or refusal to sign such an engagement letter, however, shall not impair the Lenders' right to obtain such Appraisals. Borrower agrees to pay the cost of such Appraisal within 10 days after receiving an invoice for such Appraisal.

         SECTION 5.3 Insurance. Borrower shall procure and maintain during the Loan Term an insurance policy issued by Insurer or other insurer acceptable to the Lenders in its discretion, covering the improved real property and personal property comprising the Collateral, with standards, terms and coverages meeting or exceeding those of Borrower's existing Policy No. A TL-441545 0000, issued by the Insurer, as in effect as of August 1, 1996. Such policy shall recite the Lenders' interest as mortgagee in standard non-contributory mortgagee clauses effective as of the Closing Date, or any Funding Date as to any property added to the Collateral as of such Funding Date, and shall contain a provision for 30 days prior written notice to the Lenders of cancellation of or any change in the risk or coverages insured. Borrower shall promptly pay all premiums for such policy as the same become due, and shall maintain such policy throughout the Loan Term without cost to the Lenders.

         If any such policy or part thereof shall expire or be withdrawn, or become void or subject to cancellation by reason of the breach of any condition thereof, or become void by reason of the failure or impairment of the capital of any company in which the insurance shall be carried, or if for any reason whatsoever the insurance shall be unsatisfactory to the Lenders, the Agent may procure on behalf of the Lenders such insurance as it deems necessary to protect the interest of the Lenders. Borrower shall promptly upon demand pay direct or reimburse the Lenders for all premiums and other costs incurred in procuring such insurance.

         SECTION 5.4 Taxes and Assessments. Borrower shall pay all taxes and assessments relating to the Collateral prior to delinquency thereof, and shall deliver to the Agent receipted bills for taxes and assessments promptly upon Borrower's receipt thereof.

         Notwithstanding the foregoing, Borrower shall not be required to pay any taxes or assessments as long as Borrower shall contest, in good faith and at its expense, the existence, the amount or the validity thereof by appropriate proceedings; provided that such proceedings shall operate during the pendency thereof to prevent (A) the collection of, or other realization upon, such taxes or assessments so contested, (B) the sale, forfeiture or loss of the Collateral to satisfy the same, (C) any interference with the use or occupancy of the Collateral, and (D) any interference with the payment of Borrower's obligations under the Loan. Borrower agrees that each such contest shall be promptly and diligently prosecuted to a final conclusion, except that Borrower shall, as long as the conditions of the first sentence of this paragraph are at all times complied with, have the right to attempt to settle or compromise such contest through negotiations. Borrower shall pay and save the Lenders harmless against any and all losses, judgments, decrees and costs (including all reasonable attorneys' fees and expenses) in connection with any such contest and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest, costs and expenses thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof. No such contest shall subject the Lenders to the risk of any material civil liability or any criminal liability. If the Lenders reasonably believe that such contest is not in compliance with the requirements of this paragraph, then, upon written demand by any of the Lenders, Borrower promptly shall pay the amount of such taxes or assessments so contested, which payment may be made under protest.

         SECTION 5.5 Tax and Insurance Deposits. Upon the Lenders' request, or if an Event of Default has occurred, Borrower shall deposit with Agent a sum equivalent to 1 year's insurance premium on the casualty insurance policy insuring the Collateral, and shall pay to the Agent on a monthly basis an amount equivalent to 1/12 of all annual ad valorem real and personal property taxes and assessments levied against the Collateral as estimated by the Agent, in order to accumulate with the Agent sufficient funds to pay such taxes and assessments and a full year's insurance premiums 30 days prior to their due date. The Lenders shall maintain any funds so deposited in an interest bearing account (money market rates), and interest accrued on such account will be reinvested in such account but shall be considered income to Borrower for state and federal income tax and capital gains tax purposes. To the extent that funds are available for disbursement out of such account, the Lenders shall pay annual ad valorem real and personal property taxes and assessments levied against the Collateral at such time as will result in the greatest discount, if any, for early payment.

         SECTION 5.6 Tax Service Contract; Annual Tax Searches. The Lenders shall have the right to engage Transamerica Real Estate Tax Service (TRETS) for the Loan Term, for the purpose of providing the Lenders annual tax information concerning the Collateral; provided, however, that the Lenders will notify Borrower in writing before the Lenders engage TRETS. The cost of the TRETS service, if applicable, shall be paid by Borrower. Borrower shall engage or employ the services of a tax specialist (who may be an employee of Borrower) for the purpose of monitoring and complying with all impositions of ad valorem real and personal property taxes and assessments against the Collateral. If the Lenders require Borrower to make tax deposits pursuant to Section 5.5 above, then the Lenders will not engage TRETS. Borrower agrees to permit the Lenders to consult with Borrower's tax specialist from time to time for the purpose of determining the status of Borrower's tax compliance.

         SECTION 5.7 Due on Sale. The entire balance of the Loan and all other sums owing to the Lenders under the Loan Documents shall be and become immediately due and payable, at the option of the Lenders, if there shall occur without the Lenders' prior written consent any sale, conveyance, further encumbrance, or other transfer of title to the Collateral, or any interest therein (whether voluntarily or by operation of law). Any consent by the Lenders permitting a transaction otherwise prohibited under this paragraph shall not constitute a consent to or waiver of any right, remedy or power of the Lenders to withhold its consent on a subsequent occasion to a transaction not otherwise permitted by the provisions of this paragraph. No such consent shall be considered by the Lenders unless the appropriate service fees and legal fees are paid in advance and no such consent shall be given unless Borrower agrees, inter alia, that immediately upon closing of the subject sale or transfer, Borrower shall provide the Lenders with a copy of the deed or other instrument conveying title to the Collateral to transferee.

         SECTION 5.8       Loss and Restoration following Casualty or
                           Condemnation.

         (a) In the event of any casualty or condemnation affecting all or any portion of the Collateral, Borrower shall give immediate written and oral notice thereof to the Agent. All loss proceeds of any insurance policies following any casualty, and all awards derived from any condemnation, shall be applied (i) to restoration of the Collateral suffering such loss if such loss is less than 50% of the full replacement cost of such Collateral, or (ii) at the Lenders' option, to restoration of the Collateral suffering such loss or to the payment of principal (whether or not then due and payable), interest and other sums secured by the Loan Documents (in the order and in the amounts that the Lenders in their sole discretion elect), on such terms as the Lenders may specify, if such loss is 50% or more of the full replacement cost of such Collateral. If the Lenders elect, pursuant to clause (ii) above, to apply the proceeds of casualty or awards of condemnation, to payment of principal, then the Lenders will exercise a good faith effort to apply such proceeds or awards in a manner that will seek to minimize the application of charges or penalties for prepayment or repayment of LIBOR Advances.

         (b) Promptly following any loss resulting from a casualty or condemnation, Borrower shall commence and diligently continue to restore the Collateral affected thereby as nearly as possible to its value, condition and character immediately prior to such loss, whether or not any insurance proceeds or award derived from condemnation, as applicable, is sufficient to cover the cost of restoration. Provided that no Event of Default exists, the Lenders shall make available to Borrower any proceeds of such loss received by the Lenders, subject to the terms and conditions set forth in this Section 5.8. Borrower shall be entitled to receive from the Lenders periodic disbursements of the proceeds payable in connection with such loss, but only on the basis of certificates of Borrower delivered to the Agent from time to time as such rebuilding, restoration and repair progresses or is completed. Each such certificate shall describe the work for which Borrower is requesting payment, the cost incurred by Borrower in connection therewith, and shall state that such work has been performed in conformity with all Governmental Requirements and in compliance with plans and specifications therefor, the estimated cost of completing such work, and that Borrower has not theretofore received payment for such work. In the event the cost of restoration or repairs exceeds the available insurance proceeds, the Borrower shall immediately fund any deficiency with Borrower's funds prior to the application of any insurance proceeds. Upon completion of such work, if any proceeds of such loss remain after the final payment has been made for such work, such remaining proceeds shall be paid to Borrower. If the cost of any such work shall exceed the amount of such proceeds, the deficiency shall be paid by Borrower. In no event shall the Lenders have any obligation to turn over proceeds to Borrower if any Default or Event of Default exists and is continuing, unless and until such Default or Event of Default shall have been cured or removed.


                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

         SECTION 6.1 Representations and Warranties of Borrower. Borrower represents and warrants to the Lenders as follows:

         (a) Borrower is a corporation organized under the Florida Business Corporation Act, and its status is active. Borrower is authorized to transact business in each State.

         (b) Borrower has the corporate power to conduct its business and to execute and deliver this Agreement and the other Loan Documents and to perform the Obligations.

         (c) Borrower has authorized the execution and delivery of the Loan Documents and the performance of the Obligations by all necessary corporate action.

         (d) The execution and delivery of the Loan Documents and the performance of the Obligations by Borrower do not (i) violate Borrower's articles of incorporation or bylaws; (ii) constitute a breach of or a default under any agreement or instrument to which Borrower or any Subsidiary is a party or by which Borrower, its Subsidiaries or their respective assets are bound;
(iii) violate a judgment, decree or order of any court or administrative tribunal, which judgment, decree or order is binding on Borrower or any Subsidiary or the Collateral; or (iv) violate any federal, Florida or State law, rule or regulation.

         (e) No consents, authorizations or approvals or other action by, and no notice to or filing with, any governmental authority, regulatory body or any creditor is required for the execution and delivery of the Loan Documents or the performance of the Obligations by Borrower.

         (f) The Loan Documents are the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

         (g) Borrower is a REIT, and is listed as a publicly traded company on a nationally recognized stock exchange; and Borrower has no Subsidiaries other than the Subsidiaries described on attached Exhibit G, and such other Subsidiaries as may be formed subsequent to the date hereof and disclosed to the Lenders in writing.

         (h)      No Subsidiary is the holder or obligee of any Debt.

         (i) No judicial or administrative proceedings are pending or threatened, including any bankruptcy proceeding, against Borrower or any Subsidiary which might adversely affect Borrower's ability to pay or perform the Obligations, Borrower's obligations under any Leases, or Borrower's contracts and agreements entered or to be entered for the performance of the Obligations, or which might adversely affect Borrower's ownership, management, leasing and operation of the Collateral.

         (j) All financial information supplied by Borrower to the Lenders in support of Borrower's application for the Loan fairly presents the financial condition of Borrower as of the effective dates thereof and the results of the operations of Borrower for the period ended on such dates, all in accordance with GAAP; and since September 30, 1998, there has been no material adverse change in such condition, operations or properties.

         (k) Neither Borrower nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying "margin stock" (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of the Loan will be used, directly or indirectly, by Borrower or any Subsidiary to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

         (l) Borrower is in compliance in all material respects with all applicable provisions of ERISA, no Reportable Event has occurred and is continuing with respect to any Plan, and Borrower has not incurred any liability to the Pension Benefit Guaranty Corporation under Section 4062 of ERISA.

         (m) Borrower is not in default under any material agreement, lease, contract or other instrument relating to the ownership, management, leasing and operation of the Collateral, and no event of default by Borrower, or event which with the giving of notice or the passage of time would become an event of default by Borrower, has occurred or is continuing with respect to any such agreement, contract or other instrument.

         (n) Borrower has good and marketable title to the Collateral (except Collateral located in the State of Texas, as to which Borrower has indefeasible fee simple title), free and clear of any liens, encumbrances not acceptable to the Lenders or mortgages other than or encumbrances in any Security Deed and other than those created or imposed by the Loan Documents, Borrower is in exclusive possession of the Collateral subject only to rights of parties in possession as tenants under recorded or unrecorded Leases, as tenants only, Borrower is the landlord under the Leases, and no Subsidiary (other than an SPE created pursuant to Section 13.12) has any interest in the Collateral, including the Leases, except as described on attached Exhibit H.

         (o) There are no pending or, to the best of Borrower's knowledge, threatened actions or proceedings for condemnation or eminent domain affecting the Collateral, except as disclosed to the Lenders in the title commitment delivered to the Lenders at Closing and except such actions or proceedings as may be threatened or become pending subsequent to the date hereof and disclosed to the Lenders in writing.

         (p) Any reprogramming required to permit the proper functioning, in and following the year 2000 as it relates to the two digit issues associated therewith, of the Borrower's (a) computer systems and (b) equipment containing embedded microchips (including systems and equipment supplied by others or with which Borrower's systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be in substantial compliance by June 30, 1999. The Borrower shall report quarterly thereafter to the Agent as to the status of its progress on final phase testing to become one hundred percent (100%) year 2000 compliant. The cost to the Borrower of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrower (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Default or a material adverse effect in the ability of the Borrower to meet its Obligations hereunder. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Borrower and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit the Borrower to conduct its business without material adverse effect in the ability of the Borrower to meet its Obligations hereunder.

         (q) All of the Collateral is in compliance with all Environmental Laws and Borrower has not received notice of any Claims for violations of any Environmental Laws, as such terms are defined in each Indemnification Agreement.

         The foregoing representations and warranties shall survive the execution and delivery of this Agreement.


                                   ARTICLE VII
                              COVENANTS OF BORROWER

         SECTION 7.1 Affirmative Covenants. So long as the Notes shall remain unpaid or the Lenders shall have any obligation to make any Advance hereunder, and in addition to all other covenants and agreements of Borrower set forth in this Agreement, Borrower shall comply at all times with the affirmative covenants set forth in this Section 7.1 and the Financial Covenants set forth in
Section 3.1, unless the Lenders shall otherwise consent in writing.

         (a) Costs and Expenses. Borrower shall pay all reasonable costs, fees, commissions, charges, taxes and other expenses incident to the evaluation, preparation and closing of the Loan, any subsequent modification or partial release affecting the Loan Documents, subsequent funding of Advances, or otherwise incurred in protecting and preserving the lien of the Loan Documents or in enforcing the Lenders' rights under the Loan Documents, or in enforcing, sustaining, protecting, or defending the lien or priority of the Loan Documents against any and all persons, including, but not limited to, lien claimants or the exercise of the power of eminent domain or other governmental power of any kind, including, without limitation, reasonable fees and expenses of the Lenders' Counsel, examination of title to the Collateral and loan title insurance thereon, boundary surveys, Appraisals, environmental site assessments, asbestos evaluations, engineering/structural inspections, note and mortgage taxes, transfer taxes, tax search service fees, and all recording fees and charges. Additionally, to the extent that applicable state law requires that any note or mortgage tax is payable in connection with any Advance, Borrower shall be obligated to pay the same to the Lenders upon demand therefor. Every such payment made by or on behalf of the Lenders will be immediately due and payable by Borrower to the Lenders and will bear interest from the date of disbursement thereof by the Lenders at the then applicable Base Rate until reimbursed to the Lenders by Borrower (provided, however, that if Borrower fails to reimburse the Lenders for such payments within 5 days following the Lenders' written notice and demand therefor, such payments made by the Lenders will bear interest from the date of disbursement at the Default Rate), and the same, together with such interest, will be secured by the lien of the Loan Documents. Nothing contained in this paragraph will be construed as requiring the Lenders to advance or spend money for any of the purposes mentioned in this paragraph.

         (b) Rent Roll. Borrower shall deliver to the Agent on a quarterly basis an updated Rent Roll reflecting information concerning the Leases as of the end of the preceding quarter, and upon the Agent's request, deliver to the Agent a certified report of prepaid rentals and security deposits relating to such Leases.

         (c) Compliance with Governmental Requirements. Borrower shall comply with all Governmental Requirements, including, without limitation, ERISA, regulations relating to protection of the environment, building and construction, highway access, disability access, asbestos, lead-based paint, zoning, land use and concurrency, and other regulations relating to the ownership, leasing, development, use or operation of the Collateral.

         (d) Preservation of Corporate Existence. Borrower shall preserve and maintain its corporate existence and status as a REIT, and its rights (charter and statutory), and remain qualified to transact business in each State.

         (e) Preservation and Maintenance of Collateral. Borrower shall maintain the Collateral in a condition consistent with good management practices, and in good repair (which shall include structural or non-structural and foreseen or unforeseen repairs), without structural alteration in any material respect (except interior tenant improvements), without the Lenders' prior written approval, which will not be unreasonably withheld or delayed.

         (f)      Reporting Requirements.

                           (i) Not later than 45 days after the end of the first three calendar quarters of each fiscal year of Borrower, Borrower shall submit to the Agent a Borrowing Compliance Certificate and a Borrowing Base Certificate, in form and content acceptable to the Lenders in its sole discretion, prepared by management and certified as true and correct by either the Treasurer, chief financial officer or chief accounting officer of Borrower, confirming Borrower's compliance with the Financial Covenants and with the Borrowing Base eligibility requirements for the Collateral set forth in Section 3.3 hereunder and setting forth in summary form the financial information and numerical calculations supporting such conclusions.

                           (ii) Not later than 45 days after the end of the first three calendar quarters of each fiscal year of Borrower, Borrower shall submit to the Agent a copy of Borrower's Form 10Q as filed with the SEC, and not later than 90 days after the end of Borrower's fiscal year, Borrower shall submit to the Lenders a copy of Borrower's Form 10K as filed with the SEC.

                           (iii) Borrower shall submit to the Agent, not later than one hundred twenty (120) days after the end of Borrower's fiscal year, (a) a copy of an Annual Report, (b) a three-year business plan with supporting financial projections in reasonable detail acceptable to the Agent, and (c) a Borrowing Compliance Certificate.

                           (iv) Borrower shall submit to the Agent copies of all special filings made by Borrower to the SEC within 15 days following the date of such filing, including, without limitation, any filings seeking approval of transactions with any Subsidiaries.

                           (v) Borrower shall keep books and records reflecting its financial condition in accordance with GAAP. The Lenders shall have the right, from time to time, at all times during normal business hours, to examine such books, records and accounts at the corporate offices of Borrower at 8880 Freedom Crossing Trail, Jacksonville, Florida, and to make such copies or extracts thereof as the Lenders deems necessary.

                           (vi) Borrower shall submit to the Agent, not later than forty-five (45) days after the end of each fiscal quarter of Borrower, operating statements for all Property included within the Collateral.

                           (vii) Notwithstanding any of the foregoing reporting requirements, upon request of the Agent, Borrower shall submit to the Agent a pro forma Borrowing Compliance Certificate in order for Agent to determine the Applicable Margins for LIBOR Advances hereunder.

         (g) Notice of Failure to Perform. Promptly (and in any event within 5 days after the occurrence thereof) notify the Lenders of any failure by Borrower to perform or observe any Obligation.

         SECTION 7.2 Negative Covenants. So long as the Notes shall remain unpaid or the Lenders shall have any obligation to make any Advance hereunder, and in addition to all other covenants and agreements of Borrower set forth in this Agreement, Borrower shall comply with the negative covenants set forth in this Section 7.2, unless the Lenders shall otherwise consent in writing.

         (a) Use of Loan Proceeds. Borrower shall not use Loan proceeds for purposes of paying dividends or distributions to shareholders, or for funding operating expenses, it being understood that proceeds of the Loan shall be used by Borrower for general corporate purposes of Borrower including Borrower's acquisition of existing office buildings, and construction and development of new office buildings owned by Borrower located primarily in existing Koger office parks.

         (b) Structural Alterations. Borrower shall not erect or construct any new structures of any kind or additions or material alterations to existing buildings or other structures on the Collateral (except interior tenant improvements), without the Lenders' prior written approval, which will not be unreasonably withheld or delayed.

         (c) Change in Nature of Business. Borrower shall not make any material change in the nature of its business as carried on as of the Closing Date.

         (d) Transactions with Subsidiaries. Borrower shall not enter into any transaction (including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service) with any Subsidiary or Affiliate of Borrower except in the ordinary course of Borrower's business and upon fair and reasonable terms that are no less favorable to it than it would obtain in a comparable arm's length transaction with any third person. Borrower shall not use proceeds of the Loan for the purpose of capitalizing or of funding the operating or capital expenses of any Subsidiary or Affiliate of Borrower. Any loans between the Borrower and any Affiliate or Subsidiary, or among any of the Affiliates or any Subsidiaries, shall be subordinate to this Loan.


                                  ARTICLE VIII
                                     DEFAULT

         SECTION 8.1 Events of Default. Any of the following events (each a "Default") shall, following the passage of any grace or cure period as provided below, constitute an Event of Default ("Event of Default"):

         (a) Borrower shall fail to make any payment of principal under any of the Notes on or before the same becomes due and payable on maturity thereof; or Borrower shall fail to make any payment of interest under any of the Notes, or any fees, costs or expenses due hereunder or thereunder, within 5 days after the same becomes due and payable.

         (b) Any representation or warranty made by Borrower (or any of its officers) under or in connection with any Loan Document shall be or become incorrect or untrue, or shall prove to have been incorrect or misleading in any material respect when made.

         (c) A transfer of any Property in violation of the due on sale restrictions set forth in Section 5.7.

         (d) Borrower shall fail to perform or observe any term, covenant or agreement (other than a covenant of payment) contained in any Loan Document on its part to be performed or observed, and such failure shall remain uncured for 10 days after written notice thereof shall have been given by the Lenders to Borrower, or if such failure cannot by its nature be cured within such 10 day period, Borrower shall fail to commence and diligently pursue such cure within 10 days after written notice thereof shall have been given by the Lenders to Borrower and shall fail to complete such cure within 60 days after the Lenders' initial written notice of such failure.

         (e) An involuntary case or proceeding under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced against Borrower, and such case or proceeding shall not be dismissed in 60 days; or a court shall enter a decree, or a court or regulatory authority having jurisdiction over Borrower shall enter an order, appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator, supervisor, rehabilitator (or similar official) of Borrower or for any substantial part of its property, or ordering the winding-up, supervision or liquidation of its affairs.

         (f) Borrower shall commence a voluntary case or proceeding under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case or proceeding under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator, supervisor, rehabilitator (or other similar official) of Borrower or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its indebtedness generally as the same becomes due, or shall take any corporate action in furtherance of any of the foregoing.

         (g) A judgment or order for the payment of money in excess of $2,500,000 shall be rendered against Borrower and either (A) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (B) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

         (h) A default has occurred and is continuing beyond any applicable grace or cure period under any Debt (other than the Loan) in excess of $2,500,000.

         (i) Any material provision of the Loan Documents relating to the Lenders's ability to realize on the Collateral following an Event of Default shall for any reason cease to be valid and binding on Borrower, or Borrower shall so state in writing.

         (j) Any of the Security Agreements shall, as a result of Borrower's acts or omissions, for any reason, except to the extent permitted by the terms thereof, cease to create a valid and, upon filing of UCC-1 financing statement(s), UCC-2 Notice Filings, or UCC-3 continuation statements, as applicable, perfected first priority security interest in any of the Collateral purported to be covered, which can be secured or perfected by such means.

         (k) Any default has occurred under any of the Notes, Security Deeds, or any of the other Loan Documents.

         (l) Any material adverse change in the financial condition of the Borrower such that the Borrower is unable to meet its Obligations hereunder or under any of the other Loan Documents.

         (m) Any change in the control of the Borrower or any change in the management of the Borrower such that any two of the following: Victor Hughes, J.
C. Teagle, and David Hiley are no longer officers or directors of the Borrower, and such management personnel are not replaced with officers or directors reasonably acceptable to the Majority Lenders within one hundred twenty (120) days thereof.

         (n) Any failure of the Borrower to comply at all times with the Financial Covenants set forth in Section 3.1.

         SECTION 8.2 Remedies following an Event of Default. If an Event of Default shall occur, then, at the Lenders' option, in addition to Lenders' remedies set forth in any other Loan Documents or as may be available to the Lenders at law or in equity, the Lenders may by written notice to Borrower, (A) declare the Lenders' obligation to make Advances to be terminated, whereupon the same shall forthwith terminate, and (B) declare the Notes, all accrued and unpaid interest thereon and all other amounts payable under the Loan Documents to be, and the same shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice or formality of any kind, all of which are hereby expressly waived by Borrower.

         SECTION 8.3 Default Interest. In addition to the Lenders' remedies set forth in Section 8.2, if an Event of Default occurs, then, at the Lenders' option, all unpaid Obligations shall accrue interest from the date of Default at the Default Rate.

         SECTION 8.4 Remedies Cumulative. No remedy, right or power conferred upon the Agent or the Lenders is intended to be exclusive of any other remedy, right or power given hereunder or now or hereafter existing at law, in equity, or otherwise, and all such remedies, rights and powers shall be cumulative.


                                   ARTICLE IX
                                    THE AGENT

         SECTION 9.1         Appointment, Powers and Immunities.

         (a) Each Lender hereby irrevocably appoints FUNB as the administrative agent to administer the Loan on behalf of all of the Lenders in accordance with the terms, covenants and conditions of this Agreement, together with such powers as are specifically delegated to the Agent and are reasonably incidental thereto. FUNB, by its execution and delivery of this Agreement, accepts such appointment and agrees to administer the Loan on behalf of all of the Lenders in accordance with the terms, covenants and conditions of this Agreement. The voting, consent and approval rights of each Lender for all matters requiring a vote or the consent or approval of the Lenders will be proportionate to all other Lenders based upon each Lender's Percentage. The Agent (i) shall not have any duties or responsibilities except those expressly set forth in this Agreement and the other Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Lender; (ii) shall not be responsible to any Lender for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any of them under this Agreement or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, execution, filing, registration, collectibility , recording, perfection, existence or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or any property covered thereby or for any failure by any party to perform any of its obligations hereunder or thereunder, and shall not have any duty to inquire into or pass upon any of the foregoing matters; (iii) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by the Majority Lenders, (iv) SHALL NOT BE RESPONSIBLE FOR ANY MISTAKE OF LAW OR FACT OR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY IT HEREUNDER OR UNDER ANY OTHER DOCUMENT OR ANY OTHER LOAN DOCUMENT OR INSTRUMENT REFERRED TO OR PROVIDED FOR HEREIN OR THEREIN OR IN CONNECTION HEREWITH OR THEREWITH, INCLUDING, WITHOUT LIMITATION, PURSUANT TO ITS OWN NEGLIGENCE, BUT NOT INCLUDING AND EXCEPT FOR THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE AGENT; (v) shall not be bound by or obliged to recognize any agreement among or between the Borrower, the Agent, and any Lender other than this Agreement and the other Loan Documents, regardless of whether the Agent has knowledge of the existence of any such agreement or the terms and provisions thereof; (vi) shall not be charged with notice or knowledge of any fact or information not herein set out or provided to the Agent in accordance with the terms of this Agreement or any other Loan Document; (vii) shall not be responsible for any delay, error, omission or default of any mail, telegraph, cable or wireless agency or operator, and (viii) shall not be responsible for the acts or edicts of any Governmental Authority. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

         (b) Without the prior written consent of Agent and all of the Lenders, Agent shall not (i) modify or amend in any respect whatsoever the interest rate provisions of the Loan Documents, (ii) increase the Loan Amount above $200,000,000.00, (iii) extend the Maturity Date, (iv) extend or reduce the due date for the scheduled payments of principal or interest on the Loan, (v) amend the definition of Majority Lenders or any requirement that certain actions be taken only with the consent of a certain number of the Lenders, (vi) change any Events of Default, (vii) modify or amend the definition of Capitalization Rate or Advance Rate, (viii) modify or amend the definition of Borrowing Base Value, or (ix) modify or amend any provision of any Loan Document which by its terms requires the consent of all of the Lenders for amendment. From time to time upon Agent's request, each Lender shall execute and deliver such documents and instruments as may be reasonably necessary to enable Agent to effectively administer and service the Loan in its capacity as Agent and in the manner contemplated by the provisions of this Agreement. No amendment or agreement shall increase the Lender Commitment of any Lender without the written consent of such Lender.

         (c) All information provided to the Agent under or pursuant to the Loan Documents, and all rights of the Agent to receive or request information, or to inspect information or Property, shall be by the Agent on behalf of the Lenders. If any Lender requests that it be able to receive or request such information, or make such inspections, in its own right rather than through the Agent, the Borrower will cooperate with the Agent and such Lender in order to obtain such information or make such inspection as such Lender may reasonably require.

         (d) The Borrower and any Guarantor shall be entitled to rely upon a written notice or a written response from the Agent as being pursuant to concurrence or consent of the Majority Lenders unless otherwise expressly stated in the Agent's notice or response.

         (e) Each Lender shall be responsible for its own costs and expenses associated with its review of the Loan Documents.

         SECTION 9.2 Reliance. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telecopy, telegram or cable) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper person, and upon advice and statements of legal counsel (which may be counsel for the Borrower), independent accountants and other experts selected by the Agent. The Agent shall not be required in any way to determine the identity or authority of any person delivering or executing the same. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions of the Majority Lenders, and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. If any order, writ, judgment or decree shall be made or entered by any court affecting the rights, duties and obligations of the Agent under this Agreement or any other Loan Document, then and in any of such events the Agent is authorized, in its sole discretion, to rely upon and comply with such order, writ, judgment or decree which it is advised by legal counsel of its own choosing is binding upon it under the terms of this Agreement, the relevant Loan Document or otherwise; and if the Agent complies with any such order, writ, judgment or decree, then it shall not be liable to any Lender or to any other Person by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

         SECTION 9.3 Defaults. The Agent shall not be deemed to have constructive knowledge of the occurrence of a Default (other than the non-payment of principal of or interest on the Loan) unless it has received notice from a Lender or the Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default, or whenever the Agent has actual knowledge of the occurrence of a Default, the Agent shall give prompt written notice thereof to the Lenders (and shall give each Lender prompt notice of each such non-payment). The Agent shall (subject to Section 9.7 hereof) take such action with respect to such Default as shall be directed by the Majority Lenders and within its rights under the Loan Documents and at law or in equity, provided that, unless and until the

Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, permitted hereby with respect to such Default as it shall deem advisable in the best interests of the Lenders and within its rights under the Loan Documents in order to preserve, protect or enhance the collectibility of the Loan, at law or in equity. Provided, however, that if there is an occurrence of an Event of Default, then in no event or under any circumstances shall any of the actions described in Sections 9.1 (b)(i) through (vii) of this Agreement be taken, without in each instance the written consent of Agent and all of the Lenders.

         SECTION 9.4 Rights as a Lender. With respect to the Advances made, Agent, in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting in its agency capacity, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may (without having to account therefor to any other Lender) as a Lender, and to the same extent as any other Lender, accept deposits from, lend money to and generally engage in any kind of banking, trust, letter of credit, agency or other business with the Borrower (and any of its Subsidiaries) as if it were not acting as the Agent but solely as a Lender. The Agent may accept fees and other consideration from the Borrower (in addition to the fees heretofore agreed to between the Borrower and the Agent) for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

         SECTION 9.5 Indemnification. The Lenders agree to indemnify the Agent, its officers, directors, agents and attorneys, ratably in accordance with each respective Lender's Percentage, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever (INCLUDING BUT NOT LIMITED TO, THE CONSEQUENCES OF THE NEGLIGENCE OF THE AGENT) which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein, or the transactions contemplated hereby or thereby (including, without limitation, interest, penalties, reasonable attorneys' fees and amounts paid in settlement in accordance with the terms of this Section 9, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, INCLUDING BUT NOT LIMITED TO THE NEGLIGENCE OF THE AGENT, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified, or from the Agent's default in the express obligations of the Agent to the Lenders provided for in this Agreement. The obligations of the Lenders under this Section 9.5 shall survive the termination of this Agreement and the repayment of the Obligations.

         SECTION 9.6 Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has received current financial information with respect to the Borrower and that it has, independently and without reliance on the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Agent shall not be required to keep itself informed as to the performance or observance by any party to this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any party except as specifically required by the Loan Documents. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder or under the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower (or any of its Subsidiaries) which may come into the possession of the Agent. Each Lender assumes all risk of loss in connection with its Lender Commitment in the Advances to the full extent of its Lender's Percentage therein. The Agent assumes all risk of loss in connection with its Lender's Percentage in the Advances to the full extent of its Lender Percentage therein.

         SECTION 9.7 Failure to Act. Except for action expressly required of the Agent, as the case may be, hereunder, or under the other Loan Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Lenders of their indemnification obligations under Section
9.5 hereof against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

         SECTION 9.8 Resignation of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, (i) the Majority Lenders without the consent of the Borrower shall have the right to appoint a successor Agent so long as such successor Agent is also a Lender at the time of such appointment and (ii) the Majority Lenders shall have the right to appoint a successor Agent that is not a Lender at the time of such appointment so long as the Borrower (if no Event of Default is then in existence) consents to such appointment (which consent shall not be unreasonably withheld). If no successor Agent shall have been so appointed by the Majority Lenders and accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, and with the consent of the Borrower which shall not be unreasonably withheld, appoint a successor Agent. Any successor Agent shall be an Eligible Assignee. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as Agent thereafter arising hereunder and under any other Loan Documents, but shall not be discharged from any liabilities for its actions as Agent prior to the date of discharge. Such successor Agent shall promptly specify by notice to the Borrower its principal office. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

         SECTION 9.9 No Partnership. Neither the execution and delivery of this Agreement nor any of the other Loan Documents nor any interest the Lenders, the Agent or any of them may now or hereafter have in all or any part of the Obligations shall create or be construed as creating a partnership, joint venture or other joint enterprise between the Lenders or among the Lenders and the Agent. The relationship between the Lenders, on the one hand, and the Agent, on the other, is and shall be that of principals and agent only, and nothing in this Agreement or any of the other Loan Documents shall be construed to constitute the Agent as trustee or other fiduciary for any Lender or to impose on the Agent any duty, responsibility or obligation other than those expressly provided for herein and therein.

         SECTION 9.10 Collateral. To the extent of each Lender's Percentage, each Lender shall have a lien upon and security interest in the Collateral. The respective proportional interests of Lenders shall be equal in lien, and dignity with each other, without distinction or priority, each Lender having an undivided interest and participation in the lien or title interest granted or conveyed under the Security Deeds, the interest in Rents and Leases under the Lease Assignments, the security interests obtained under the Security Agreements, and in all other Collateral for the Loan.


                                    ARTICLE X
                      OBLIGATIONS AND RIGHTS OF THE LENDERS

         Lenders shall have the following obligations and rights with respect to the Loan:

         SECTION 10.1 Custody of Loan Documents. All of the original Loan Documents given in connection with the Loan shall be held by Agent, except that each Lender shall hold, for its own account, custody and possession the Note payable to it. Agent will provide each Lender with 1 set of copies of the executed Loan Documents.

         SECTION 10.2 Account Records. Agent will keep a proper record of all transactions related to the Loan including all receipts and disbursements under the Loan Documents. Lenders will cooperate with each other in the maintenance of uniform records and accounts related to the Loan. Agent will from time to time and upon reasonable request of Lenders, furnish to the Lenders, or their designated representatives, such information pertaining to the Loan as may be contained in FUNB's books, records and accounts, and will cause its designated officers to discuss the Loan with the designated officers of Lenders.

         SECTION 10.3 Collections of Payments. Agent will collect from Borrower all principal and/or interest due under the Notes, and all other amounts that may become due or payable under the Loan Documents, including payments of proceeds of condemnation awards or insurance benefit payments, and will, to the extent permitted or contemplated under this Agreement and the Loan Documents, remit the same to Lenders, in accordance with each Lender's Percentage.

         SECTION 10.4 Standard of Care. Agent agrees to exercise the same degree of care with respect to the Loan as it exercises in making and handling loans for its own account. Agent does not assume any responsibility for the solvency, financial condition or representations and warranties of Borrower nor shall Agent be responsible for Borrower's performance of the Obligations. No Lender shall be liable to any other Lender except for its willful misconduct or gross negligence, and in any event, such liability shall not exceed, with respect to any other Lender, the amount contributed to the Loan by such Lender, plus interest.

         Each Lender agrees to share, in accordance with each Lender's Percentage in the Loan, in any loss, liability or damage (including, without limitation, all costs and attorneys fees incurred in defense thereof) arising from any claim, counterclaim, defense or set off asserted against Lenders, or either of them, by Borrower or by anyone claiming by, through or under Borrower, on account of any matter or thing in relation to the Loan or the administration thereof; provided, however, that no Lender will be obligated to share in any such loss, liability or damage arising out of the gross negligence, recklessness or wilful misconduct of the other Lender.

         SECTION 10.5 Payment; Set Offs and Banker's Liens. If any Lender obtains any payment of principal or interest on the respective Note made payable to it other than by payment through Agent pursuant to the terms hereof, whether such payment is made by Borrower or another person or entity and whether through the exercise of a right of set off or banker's lien, such Lender shall promptly notify the other Lenders of such payment and make such adjustments with the other Lenders as may be necessary to share such payment ratably among all of the Lenders to the end that such payment, set off, or banker's lien shall inure to the benefit of each of the Lenders based upon each Lender's Percentage. All sums obtained by Lenders by such payments, set offs, and banker's liens shall be applied to the Loan.

         SECTION 10.6 Selection and Adjustment of Interest Rates. Should Borrower elect any LIBOR Interest Rate as the applicable rate of interest for any Advance, Agent shall promptly advise each of the Lenders of such election, and of the actual rate of interest proposed to be charged, and any applicable costs or fees associated with such election, as calculated by Agent. Agent will advise each of the Lenders of any change in an applicable rate of interest for any Advance on the same day the change is announced by telephone advice and will confirm the same by written notice to each of the Lenders sent on the following Business Day.

         SECTION 10.7 Disbursements for Protection of Collateral and Collection and Enforcement of Obligations. Each Lender shall contribute, in accordance with its Lender Percentage, to any disbursement required for the protection of any of the Collateral or Lenders' security interest therein, including disbursements to pay delinquent ad valorem real estate taxes or insurance premiums; provided, however, that all such disbursements shall be first approved by Agent. Additionally, each Lender will contribute, in accordance with its Lender Percentage, to any disbursement required to pay the costs and expense of collection procedures, including payment of reasonable attorney's fees, title searches, court costs and bona fide administrative costs of Agent in taking such action.


                                   ARTICLE XI
                             ENFORCEMENT OF THE LOAN

         Subject to the terms of Section 9.1, the Loan Documents shall be enforced only as hereinafter provided.

         SECTION 11.1 Exercise of Remedies following Event of Default. Agent shall:

         (a)      upon the occurrence of any Event of Default; or

         (b) upon the written request of the Majority Lenders if any payment of principal under such Lender's Note is not made on or before its due date, or if any payment of interest, or other charges, fees or penalties, then due and payable under such Lender's Note, is not made within 5 days after its due date; or

         (c) promptly in the event that Agent obtains actual (but not imputed) knowledge of an Event of Default, or promptly following receipt by Agent of notice of an Event of Default.

on behalf of each of the Lenders, take such appropriate action as Agent may elect in its reasonable discretion, for collection of the Loan and for protection of the realization upon the Collateral, including legal action to enforce the Loan Documents. Such action may be brought by Agent in the name of Lenders and for their proportionate benefit. Each Lender will cooperate with Agent in such collection efforts and will furnish to Agent the original of any Loan Documents held by any Lender and make available its books and records relating to the Loan. No Lender will take any remedial action following a Default or Event of Default except in accordance with the provisions of this Agreement.

         SECTION 11.2 Waiver of Default and Modification. No modification, amendment or waiver of any material provision of the Loan Documents, including, without limitation, waiver of any Default or Event of Default, or renewal or extension of the Loan, or change in the terms of the Notes, or release or substitution of any Collateral, shall be granted without the prior written approval of Agent.

         SECTION 11.3 Foreclosure or Exercise of Power of Sale. In the event of a foreclosure and foreclosure sale of any of the Collateral, or the exercise of any power of sale available to Lenders, no Lender will bid at the sale without the concurrence of the other Lenders, except as otherwise provided herein. If a bid is entered by a Lender it shall be deemed to be a proportionate bid by such Lender in the amount of such Lender's Percentage. Any bid entered for less than the total balance of the Obligations (including interest and expenses recoverable from the proceeds of such sale) shall be deemed to have been entered on behalf of all Lenders and, if such a bid is the successful bid, the Lender which entered such bid shall cause conveyance of the Collateral pursuant to such foreclosure sale to be issued to the Lenders, as tenants in common, in shares equivalent to their respective Lender's Percentage. Any Lender shall have the right to make a bid in an amount in excess of the total balance of the Obligations (including interest and expenses which are recoverable from the proceeds of the foreclosure sale) without concurrence of the other Lenders and, if such bid is the successful bid, such Lender making such bid shall pay the other Lenders their Lender's Percentage of the outstanding Obligations and shall acquire the property for its own account, and the other Lenders shall thereafter have no further interest in the Collateral so acquired.

         SECTION 11.4 Disposition of Collateral After Foreclosure or Exercise of Power of Sale. In the event of the purchase of any of the Collateral on behalf of the Lenders at a foreclosure sale or by exercise of power of sale, the Lenders, as tenants in common, shall share profits and expenses (including a reasonable fee payable to any manager of the Collateral, and costs, fees and expenses associated with maintenance and sale of the Collateral) incurred in connection with the ownership and operation of such Collateral according to their respective Lender's Percentage. Disposition of such Collateral so acquired, or the respective interests of the Lenders therein, shall be as follows:

         (a) Upon the written approval of the Majority Lenders, any bona fide offer by an independent third party for the purchase of any portion of the foreclosed Collateral may be accepted. All Lenders shall join in any necessary instruments of conveyance of such Collateral to such party, and the net proceeds of the sale shall be distributed in accordance with each Lender's Percentage.

         (b) No Lender shall sell, assign, pledge or transfer any of its interest as tenant in common in Collateral acquired at any foreclosure sale, other than to an Affiliate of such Lender, until such interest is first offered for sale to the other Lenders. Such offer shall be made in writing, setting forth the name of the proposed buyer and terms and conditions of such purchase, and shall be made to the other Lenders upon the same terms and conditions, except that, if the proposed purchase involves retention of a purchase money security interest, the remaining Lender shall have the right to prepay the purchase money obligation without premium or penalty. The remaining Lenders shall have 15 days from the date of receipt of such offer to accept or reject it.

                                   ARTICLE XII
                                   ASSIGNMENTS

         SECTION 12.1      Survival; Parties Bound: Successors and Assigns.

         (a) All representations, warranties, covenants and agreements made by or on behalf of the Borrower in connection herewith shall survive the execution and delivery of the Loan Documents, shall not be affected by any investigation made by any Person, and shall bind the Borrower and its successors, trustees, receivers and assigns and inure to the benefit of the successors and assigns of the Agent and the Lenders; provided, however, that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Agent and all of the Lenders, and any such assignment or transfer without such consent shall be null and void.

         (b) A Lender may assign part of its Lender Commitment to an Eligible Assignee so long as such assignment shall (1) include the voting rights and all other rights and obligations attributable thereto, and include a written assumption by the Eligible Assignee of the assigning Lender's obligations under the Loan Documents, (2) require the written notice to and written consent of the Borrower (so long as no Event of Default is then in existence) and the Agent, such consent not to be unreasonably withheld, (3) be in a minimum amount of $5,000,000 and in integral multiples of $5,000,000 thereafter, (4) not reduce the Lender's Lender Commitment to an amount less than $10,000,000, in the case of any partial assignment of Lender's Commitment, and (5) include payment to the Agent by the Lender of a service fee for each assignment equal to $3,000.

         (c) A Lender may sell participating interests in any of its Advances so long as (i) the participating Lender shall continue to be liable for its Lender Commitment and its other obligations under the Loan Documents, (ii) the Agent, the Borrower and the other Lenders shall continue to deal solely and directly with the participating Lender in connection with such Lender's rights and obligations under the Loan Documents, and (iii) the participant may not require the participating Lender to take or refrain from taking any action under the Loan Documents that is in conflict with the terms and provisions of the Loan Documents.

         (d) Notwithstanding any provision hereof to the contrary, any Lender may assign and pledge all or any portion of its Lender Commitment and Advances to a Federal Reserve Bank; provided, however, that any such assignment or pledge shall not relieve such Lender from its obligations under the Loan Documents.

         (e) The term of this Agreement shall be until the final maturity of the Notes and the payment of all amounts due under the Loan Documents.

                                  ARTICLE XIII
                                  MISCELLANEOUS

         SECTION 13.1 Prior Loan Agreement. This Second Amended and Restated Revolving Credit Loan Agreement amends and restates the Prior Loan Agreement. The covenants, terms and provisions of this Agreement shall apply and shall govern the administration of the Loan and the making of Advances from and after the date of execution of this Agreement.

         SECTION 13.2 Amendments, Etc. No amendment, modification, release, termination or waiver of any provision of this Agreement or the other Loan Documents shall be effective unless the same shall be in writing and signed by the Lenders (as required herein) and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 13.3 Indemnification and Limitation of Claims. Borrower hereby indemnifies and agrees to defend, protect and hold the Lenders harmless and each of their respective officers, directors, employees, attorneys and agents (collectively, the "Indemnitees") from and against any and all liabilities, obligations, losses (other than loss of profits), damages, penalties, actions, judgments, suits, claims, costs, reasonable expenses and disbursements of any kind or nature whatsoever (excluding any taxes and including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees by a party other than Agent or another Lender in any manner relating to or arising out of (i) this Agreement or the other Loan Documents, or any act, event or transaction related or attendant thereto, the making and administration of the Loan, the use or intended use of the proceeds of the Loan, or any of the other transactions contemplated by the Loan Documents, or (ii) any liabilities and costs relating to violation of any Governmental Requirements (including without limitation the Americans with Disabilities Act, regulations and guidelines promulgated thereunder, and similar state laws and regulations), the past, present or future operations of Borrower or any Subsidiary or any of their respective predecessors in interest, or the past, present or future physical condition of the Collateral (collectively, the "Indemnified Matters"); provided, however, Borrower shall have no obligation to an Indemnitee hereunder with respect to (i) Indemnified Matters caused by or resulting from the negligent acts or omissions of such Indemnitee, as determined by a court of competent jurisdiction in a non-appealable final judgment, or (ii) any loss, cost, damage, claim or expense relating to any portion of the Collateral that accrues after title to such portion of the Collateral is transferred to the Lenders, or its successors and assigns, by foreclosure, power of sale, deed in lieu of foreclosure or otherwise. Furthermore, Borrower agrees not to assert any claim against any of the Indemnitees, on any theory of liability, for punitive damages arising out of, or in any way in connection with, the Obligations, or the other matters governed by this Agreement and the other Loan Documents. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this paragraph may be unenforceable because it is violative of any law or public policy, Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

         SECTION 13.4 Notices. All notices, demands, requests for consents, consents and other communications required or permitted hereunder shall be in writing (including telefax transmission) and shall be given by (a) Prepaid United States Certified Mail, Return Receipt Requested, (b) hand delivery, (c) overnight delivery service using a reputable national or regional carrier such as United Parcel Service or Federal Express, or (d) telefax transmission with electronic receipt confirmation, to such party, addressed to it, at its address or telefax number set forth below, or at such other address or telefax number as such party may hereafter specify for the purpose of notice to the other party. Each such notice, request or communication shall be effective (a) if sent by United States Certified Mail, Return Receipt Requested, 3 Business Days following the postmark, (b) if sent by hand delivery, upon receipt thereof, (c) if sent by overnight delivery service, on the next Business Day, or (d) if sent by telefax transmission, on the same Business Day, to the address of the parties specified below.

                  If to Borrower:

                           Koger Equity, Inc.
                           8880 Freedom Crossing Trail
                           Jacksonville, Florida 32256
                           Attention: Mr. David Hiley
                           Telefax No. 904-538-8839

                  If to the Lenders:

                           First Union National Bank
                           c/o First Union Capital Markets Group
                           One First Union Center
                           301 South College Street
                           Charlotte, North Carolina  28288
                           Attention: John A. Schissel/REIT Banking Group Telefax No. 704/383-6205

                  and

                           Guaranty Federal Savings Bank
                           8333 Douglas Avenue
                           Dallas, Texas  75225
                           Attention:  Roger Davis
                           Telefax No.  214/360-1678
                  and

                           AmSouth Bank
                           1900 5th Avenue North
                           Birmingham, Alabama  35203
                           Attention:  Katherine L. McDavid
                           Telefax No.205/326-4075

                  and

                           Citizens Bank of Rhode Island
                           One Citizens Plaza, 4th Floor
                           Providence, Rhode Island  02903
                           Attention:  Lawrence S. Hershoff
                           Telefax No.  401/282-4485

                  and

                           Compass Bank
                           10060 Skinner Lake Drive
                           Jacksonville, Florida  32246
                           Attention:  David H. Sheffield
                           Telefax No.  904/564-8906

         SECTION 13.5 No Waiver; Remedies. No failure on the part of the Agent or the Lenders to exercise, and no delay in exercising, any right under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided at law or in equity.

         SECTION 13.6 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of Borrower, the Agent, and the Lenders and their respective successors and assigns, except Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

         SECTION 13.7 Governing Law; Jurisdiction and Venue. The rights and obligations of Borrower, the Agent, and the Lenders with respect to this Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of North Carolina, and the rights and obligations of Borrower, the Agent, and the Lenders with respect to any other Loan Documents shall be governed by, and construed in accordance with, the laws of the State in which the Collateral is located. Any suit, action or proceeding may be brought against Borrower under the Loan Documents in the courts of the State in which the Collateral is located or, to the extent not otherwise required by the laws of the State in which the Collateral is located in the courts of the County of Mecklenburg, State of North Carolina, or the United States District Court for the Western District of North Carolina, as the Agent in its sole discretion may elect, and Borrower hereby accepts the nonexclusive jurisdiction of those courts for the purpose of any suit, action, or proceeding. In addition, Borrower hereby irrevocably waives, to the fullest extent permitted by law, any objection which Borrower may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Loan Documents or any judgment entered by any court in respect of any part thereof, and hereby further irrevocably waives any claim that any suit, action or proceeding brought in the jurisdiction selected by the Agent has been brought in an inconvenient forum. Borrower irrevocably agrees that any pleadings or service of process may be had on Borrower by mailing to Borrower at the address set forth in Section 13.4 by certified or registered mail and such mailing shall be effective for all purposes, including the establishment of personal jurisdiction of the court in any such action.

         SECTION 13.8 Severability. Any provision of this Agreement or the other Loan Documents which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 13.9 Headings. Section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

         SECTION 13.10 Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties on separate counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

         SECTION 13.11 WAIVER OF TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER, THE AGENT, AND THE LENDERS, THEIR RESPECTIVE SUCCESSORS AND ASSIGNS (ALL OF WHOM ARE HEREINAFTER REFERRED TO AS THE "PARTIES") EACH ACKNOWLEDGE AND AGREE THAT NONE OF THEM SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION OR PROCEDURE BASED UPON OR ARISING OUT OF THE LOAN OR THE LOAN DOCUMENTS, ANY COLLATERAL OR THE DEALINGS OR THE RELATIONSHIP BETWEEN THE PARTIES RELATED THERETO. NONE OF THE PARTIES SHALL SEEK TO CONSOLIDATE ANY SUCH ACTION INTO ANY OTHER ACTION IN WHICH A JURY TRIAL HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY NEGOTIATED BY THE PARTIES, ARE MADE KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AND CONSTITUTE A MATERIAL INDUCEMENT FOR THE LENDERS TO MAKE THE LOAN TO BORROWER, AND SHALL BE SUBJECT TO NO EXCEPTIONS.

         SECTION 13.12 Transfer of Collateral to Special Purpose Entity. Notwithstanding the due on sale clause restricting transfer of the Collateral in
Section 5.7, and subject to the prior written approval of the Agent and the restrictions contained in this section, Borrower may transfer all of the Collateral in any State to a special purpose entity ("SPE") formed specifically for the purpose of taking title to all of the Collateral in such State to reduce franchise tax liability in accordance with the applicable law of such State. In order to obtain approval of the transfer by the Agent, Borrower shall provide the Agent with a complete set of organizational documents for the SPE, including, without limitation, articles of incorporation, bylaws, corporate resolutions, certificates of good standing, certificates of existence, authorizations to transact business in the State, articles of organization, operating agreements, management agreements, agency agreements, partnership and limited partnership agreements, joint venture agreements, certificates of limited partnership, and certificates of authority, all as applicable. Borrower shall also submit copies of all proposed conveyance documents in connection with any such transfer, and Borrower will pay and indemnify Agent and the Lenders from and against any and all costs, fees, expenses, or intangible, documentary stamp tax, or other taxes associated therewith, or with Lenders' review of such documentation. Agent shall have the right to approve such documents in its reasonable discretion. Notwithstanding the foregoing, Agent shall have the right to prohibit the transfer of any Collateral to an SPE if such SPE is not a wholly-owned Subsidiary, or a limited partnership in which the general partner and limited partners are not wholly-owned Subsidiaries, or a limited liability company in which the member or members are not wholly-owned Subsidiaries, of Koger, or is not otherwise controlled by Koger in a manner acceptable to the Lenders in their sole discretion. The Borrower shall effect any such transfer of Collateral only after receipt of written notice from the Agent approving such transfer, and Borrower shall convey any such Collateral by a deed reviewed and approved by Agent in its reasonable discretion. The transferee SPE shall also execute an Assumption Agreement in the form attached hereto as Exhibit K, pursuant to which such SPE shall become a Borrower under the Loan, and further pursuant to which such SPE shall agree to assume all of the obligations of the Borrower under this Agreement, the Notes and the other Loan Documents and to abide by all of the terms and conditions thereof including, without limitation, the Financial Covenants set forth in Section 3.1. The Assumption Agreement shall explicitly provide that such assumption of the Loan by the SPE shall not release the Borrower from any obligations under the Loan Documents. In the event of any Default or event which with notice or the passage of time would constitute a Default hereunder, Borrower shall be prohibited from making any transfer of any Collateral hereunder. Notwithstanding anything herein to the contrary, Borrower's transfer of Collateral to an SPE in accordance with the requirements of this subsection, shall not constitute a violation of any representation or warranty herein or render any such representation or warranty untrue, which, but for the transfer to the SPE would otherwise be true and accurate in all respects.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Borrower, the Agent, and the Lenders have caused this Agreement to be executed as of the date first above written.


                                    BORROWER:

                                    KOGER EQUITY, INC., a Florida corporation


                                    By:  /s/  G. Danny Edwards
                                       -----------------------------------------
                                    Name:  G. Danny Edwards
                                         ---------------------------------------
                                    Title:  Treasurer
                                          --------------------------------------

                                    AGENT:

                                    FIRST UNION NATIONAL BANK, a national
                                    association, as Agent

                                    By:  /s/  David M. Blackman
                                       -----------------------------------------
                                    Name:  David M. Blackman
                                         ---------------------------------------
                                    Title:  Vice                       President
                                          ----------------------------

                                    LENDERS:

                                    FIRST UNION NATIONAL BANK, a national
                                    association

                                    By:  /s/  David M. Blackman
                                       -----------------------------------------
                                    Name:  David M. Blackman
                                         ---------------------------------------
                                    Title:  Vice                       President
                                          ----------------------------

                                    GUARANTY FEDERAL BANK, F.S.B., a
                                    federal savings bank


                                    By:  /s/  Richard V. Thompson
                                       -----------------------------------------
                                    Name:  Richard V. Thompson
                                         ---------------------------------------
                                    Title:  Vice                       President
                                          ----------------------------

                                    AMSOUTH BANK, a state banking corporation


                                    By:  /s/  Arthur J. Samuel, III
                                       -----------------------------------------
                                    Name:  Arthur J. Samuel, III
                                         ---------------------------------------
                                    Title:  Vice                       President
                                          ----------------------------


                                    CITIZENS BANK OF RHODE ISLAND, a
                                    Rhode Island financial institution


                                    By:  /s/  Lawrence S. Hershoff
                                       -----------------------------------------
                                    Name:  Lawrence S. Hershoff
                                         ---------------------------------------
                                    Title:  Vice                       President
                                          ----------------------------

                                    COMPASS BANK, an Alabama banking
                                    corporation


                                    By:  /s/  David H. Sheffield
                                       -----------------------------------------
                                    Name:  David H. Sheffield
                                         ---------------------------------------
                                    Title:  Vice                       President
                                          ----------------------------


SCHEDULE OF EXHIBITS:

Exhibit A - Description of Real Property
Subset  1 - Existing Properties Included Within Collateral
Subset  2 - New Properties Included Within Collateral
Exhibit B - Summary Requirements for Additions to Collateral Pool Properties Exhibit C - Notice of Swing Line Borrowing
Exhibit D - Minimum Standards and Supplementary Requirements for Surveys Exhibit E - Minimum Title Standards
Exhibit F - Form of Certificate of Compliance with Use and Occupancy Laws Exhibit G - Schedule of Borrower's Subsidiaries
Exhibit H - Schedule of Subsidiaries' Interest in Collateral
Exhibit I - Form of Quit Claim Deed with Reservations and Grants of Easements Exhibit J - Form of Borrowing Compliance Certificate
Exhibit K - Form of Assumption Agreement

EXHIBIT A - DESCRIPTION OF REAL PROPERTY

[insert metes and bounds description of each building constituting Collateral]

SUBSET 1 - EXISTING PROPERTIES INCLUDED WITHIN COLLATERAL

DeKalb County, Georgia
----------------------

Columbia Building                                   Rhodes Building
Cornell Building                                    Oglethorpe Building
Dartmouth Building                                  Rutgers Building
Drake Building                                      Stanford Building
Harvard Building                                    Stetson Building
Hollins Building                                    Vanderbilt Building
Lincoln Building                                    Williams Building
                                                    Yale Building

Guilford County, North Carolina
-------------------------------

Asheville Building                                  Lenoir Building
Boone Building                                      Morehead Building
Henderson Building                                  Pinehurst Building
Hickory Building                                    Rockingham Building
Kinston Building                                    Salem Building
Koger Building                                      Wilmington Building
                                                    Wrightsville Building

Mecklenburg County, North Carolina
----------------------------------

Beaufort Building                                   Koger Building
Brunswick Building                                  Kogerama Building
Catawba Building                                    Rowan Building
Davie Building                                      Rutherford Building
Granville Building                                  Scotland Building
Hatteras Building                                   Wilson Building


Greenville County, South Carolina
---------------------------------

Allendale Building
Edgefield Building
Lancaster Building

SUBSET 2 - NEW PROPERTIES INCLUDED WITHIN COLLATERAL

Jefferson County, Alabama
-------------------------

3700 Building
3800 Building
4100 Building
4200 Building
Buildings A-F & Cinema, The Shops at the Colonnade

DeKalb County, Georgia
----------------------

Cambridge Building
Colgate Building
Davidson Building
Duke Building
Fordham Building
McGill Building
Oxford Building
Tulane Building

Gwinnett County, Georgia
------------------------

Gwinnett Building

Bexar County, Texas
-------------------

Atrium Building
Pacific Plaza Building

EXHIBIT B - SUMMARY REQUIREMENTS FOR ADDITIONS TO COLLATERAL POOL PROPERTIES

[attach from Loan Commitment]

EXHIBIT C - NOTICE OF SWING LINE BORROWING

EXHIBIT D - MINIMUM STANDARDS AND SUPPLEMENTARY REQUIREMENTS FOR SURVEYS

                          [attach from Loan Commitment]

EXHIBIT E - MINIMUM TITLE STANDARDS

                         [attach from Loan Commitment]

EXHIBIT F - FORM OF CERTIFICATE OF COMPLIANCE WITH USE AND OCCUPANCY LAWS

              CERTIFICATE OF COMPLIANCE WITH USE AND OCCUPANCY LAWS

         The undersigned, being the ____________________________ of KOGER EQUITY, INC., a Florida corporation ("Koger") does hereby, on behalf of Koger and by authority duly given, certify to FIRST UNION NATIONAL BANK, a national association ("Agent"), AmSOUTH BANK, a state banking corporation, GUARANTY FEDERAL BANK, F.S.B., a federal savings bank, CITIZENS BANK OF RHODE ISLAND, a Rhode Island financial institution, and COMPASS BANK, an Alabama banking corporation (collectively with the Agent, the "Lenders") the following as of the date hereof:

         1. Koger understands that the Lenders are relying upon this Certificate, and will continue to rely upon this Certificate, in connection with the transactions contemplated in that certain Second Amended and Restated Revolving Credit Loan Agreement dated as of December 30, 1998, by and among Koger and the Lenders (the "Loan Agreement"). All capitalized terms used herein and not defined herein shall have the meanings given to them in the Loan Agreement.

         2. To the best of Koger's knowledge and except as disclosed on Exhibit A attached hereto, the Collateral encumbered by the Loan Documents and the use thereof by Koger, is in material compliance with all laws, ordinances, rules and regulations of all governmental authorities having jurisdiction over the Collateral, including, but not limited to, all applicable zoning, building, occupancy, land use and environmental requirements of all governmental authorities having jurisdiction over the Collateral, except state and federal laws and regulations governing facilities accessibility for disabled persons (such as the Americans with Disabilities Act Accessibility Guidelines) (the laws, ordinances, rules and regulations referred to above being collectively referred to as the "Use and Occupancy Laws").

         3. Certificates of compliance with the Use and Occupancy Laws, if issued in the ordinary course of business by the applicable governmental authority, have been issued with respect to the Collateral and those certificates have not been revoked.

         4. Koger has received no notice from any governmental body, agency or department or from any other source that the Collateral, or Koger's use thereof, is in violation of or conflict with any of the Use and Occupancy Laws.

         5. Koger understands and agrees that it has an affirmative duty to promptly notify the Lenders upon its becoming aware of, or upon its receipt of notice regarding, any assertion by a governmental authority, or any action or proceeding commenced by any person, seeking damages relating to, or seeking to cause or enforce compliance with, the Use and Occupancy Laws. Such notice shall be in writing and shall specifically identify the nature of such assertion, action or proceeding, and the Collateral affected thereby.

         6. Koger understands and agrees that it has an affirmative duty to promptly remedy any noncompliance with the Use and Occupancy Laws upon written request therefor by the Lenders following any assertion by a governmental authority, or any action or proceeding commenced by any person, seeking damages relating to, or seeking to cause or enforce compliance with, the Use and Occupancy Laws. Koger hereby indemnifies and agrees to hold harmless the Lenders from and against all claims, demands and expenses related to such claims and demands, including reasonable attorneys' fees and paralegals' fees, arising from any noncompliance with the Use and Occupancy Laws; provided, however, this indemnity will not extend to any damage, liability or loss resulting from the negligence, recklessness or wilful misconduct of the Lenders (it being understood, however, that none of the Lenders will be deemed to have, or to have assumed, any duty to confirm, cause, guaranty or underwrite, compliance of the Collateral with the Use and Occupancy Laws).

         IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of the 30th day of December, 1998.


                                    KOGER EQUITY, INC., a Florida
                                    corporation


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Its:
                                        ----------------------------------------


STATE OF                            )
         ---------------------------
COUNTY OF                           )
          --------------------------

         The foregoing instrument was acknowledged before me this _____ day of ______________, 199___, by ____________________________________________, the
___________________ of KOGER EQUITY, INC., a Florida corporation, on behalf of the corporation, who either ____ is personally known to me or ____ has produced identification in the form of _____________ driver's license.


                                    --------------------------------------------
                                    Print Name:
                                               ---------------------------------
                                    Notary Public, State of
                                                           ---------------------
                                    Commission No.
                                                  ------------------------------
                                    My Commission Expires:
                                                          ----------------------

                                                  [NOTARIAL SEAL]

EXHIBIT G - SCHEDULE OF BORROWER'S SUBSIDIARIES


Entities to be consolidated in KE's Financial Statement:

SOUTHEAST PROPERTIES HOLDING CORPORATION: ("Southeast") A Florida Corporation wholly-owned by Koger Equity, Inc. Pursuant to the Merger of KPI into Koger Equity, Southeast became the managing general partner of The Koger Partnership, Ltd. Southeast was responsible for handling the liquidation of The Koger Partnership, Ltd.

KOGER REAL ESTATE SERVICES, INC.: A Florida corporation wholly-owned by Koger Equity, manages 21 office buildings owned by Centoff Realty Company, Inc., a subsidiary of Morgan Guaranty Trust Company of New York.

EXHIBIT H - SCHEDULE OF SUBSIDIARIES' INTEREST IN COLLATERAL

                                      NONE

Prepared by and Return to
Charles L. Cranford
Martin, Ade, Birchfield & Mickler P.A.
P.O. Box 59
Jacksonville, Florida 32201

EXHIBIT I - FORM OF RELEASE DEED


                                                            For Clerk's Use Only


                        QUIT CLAIM DEED WITH RESERVATIONS
                             AND GRANTS OF EASEMENTS

         WHEREAS, __________________________________, a national banking association (the "Trustee"), is the trustee under that certain Deed of Trust from KOGER EQUITY, INC., a Florida corporation ("KEI"), recorded in ____________ Book _____, page _____, of the public records of __________ County, _______________, an Assignment of Leases and Rents recorded in _____________ Book ______, page _____, and a financing statement recorded in _______ Book _____, page _____, of said records (collectively, the "Security Instrument"); and

         WHEREAS, the Trustee has been requested to release the premises hereinafter described, from the lien and operation of the Security Instrument and to quit claim Trustee's interest therein to KEI; and

         WHEREAS, the Trustee will retain an interest in certain properties adjacent to the property conveyed hereby.

         NOW, THEREFORE, for valuable consideration, the Trustee does hereby grant, convey, transfer and quit claim to KEI all of Trustee's interest in that parcel of land more particularly described on Exhibit A attached hereto (the "Property"), reserving to Trustee the following described easements over the Property and granting to KEI easements over the lands retained by Trustee, all such easements being subject to the terms and conditions contained herein.

         1. Reservation of Access Easements. Trustee hereby reserves unto Trustee a non-exclusive, perpetual easement over, across and upon the parcel of land described in Exhibit B attached hereto ("Parcel 1") for vehicular and pedestrian ingress and egress.

         2. Grant of Access Easement. Trustee hereby grants to KEI, and subordinates the lien of the Security Instrument to, a non-exclusive, perpetual easement over, across and upon the parcel of land described in Exhibit C attached hereto ("Parcel 2") for vehicular and pedestrian ingress and egress.

         3. Reservation of Water/Sewer Utility Easements. Trustee hereby reserves a non-exclusive, perpetual easement over, under, across and upon the parcel of land described in Exhibit D attached hereto ("Parcel 3") for the construction, operation, repair and maintenance of [water/sanitary sewer] utility lines.

         4. Grant of Water/Sewer Utility Easement. Trustee hereby grants to KEI, and subordinates the lien of the Security Instrument to a non-exclusive, perpetual easement over, under, across and upon the parcel of land described in Exhibit E attached hereto ("Parcel 4") for the construction, operation, repair and maintenance of [water/sanitary sewer] utility lines.

         5. Reservation of Drainage Easement. Trustee hereby reserves a non-exclusive, perpetual easement under and through the parcel of land described in Exhibit F attached hereto ("Parcel 5") for the construction, operation, repair and maintenance of storm water drainage. The easement reserved pursuant to this paragraph 5 for storm water drainage is strictly for the placement and use of underground improvements and lines, and nothing herein shall permit the placement of improvements or structures at or above surface level.

         6. Reservation of Drainage Easement. Trustee hereby grants to KEI, and subordinates the lien of the Security Instrument to a non-exclusive, perpetual easement under and through the parcel of land described in Exhibit C attached hereto ("Parcel 3") for the construction, operation, repair and maintenance of storm water drainage. The easement granted pursuant to this paragraph 6 for storm water drainage is strictly for the placement and use of underground improvements and lines, and nothing herein shall permit the placement of improvements or structures at or above surface level.

         7. Each party shall have the right to have landscaping, roadways, parking and other paving and related improvements over and upon such of Parcel 3, Parcel 4, Parcel 5, and Parcel 6 as are owned by such party; provided, however, that the fee owner shall have no right to construct or place any buildings or other improvements over and upon such Parcels which would materially impair or interfere with the intended purpose of such easement or violate the terms of any permit required for the operation of the facilities therein. Without limiting the foregoing, all parties hereto consent to the existing improvements within such Parcels.

         8. Maintenance and Repair of Access Easement Areas. The owner owning fee title thereto shall repair and maintain Parcel 1 and Parcel 2 (including, but not limited to the paving, striping, landscaping and lighting thereon) in such a condition so as to permit the reasonably unobstructed use and enjoyment of the easements herein granted.

         9. Maintenance and Repair of Easement Areas other than Access Easement Areas. Each party shall maintain and repair all storm water drainage, water and sanitary sewer facilities and lines used exclusively by it, and shall also maintain and repair all other storm water drainage, water and sanitary sewer facilities and lines located on lands owned in fee by such party which are used by Trustee and KEI. All maintenance and repair work performed by KEI and Trustee shall be done only with reasonable prior written notice to the other and at such times and in such manner so as to reasonably avoid interference with the other's use of its lands and the business conducted thereon. All maintenance and repair work performed by KEI and Trustee shall be completed in a timely and first class manner, and the premises shall be restored to substantially the same condition as existed prior to the need for the maintenance or repair (including any repaving, resurfacing or relandscaping of the surface necessitated by the maintenance or repair). The party performing or having performed the maintenance or repair shall indemnify and hold harmless the fee owner of the parcel for any cost, loss, damage or expense arising from said maintenance or repair.

         10. Cost Sharing. Each owner shall bear the total cost of maintaining any storm water drainage and water and sanitary sewer utility facilities and lines serving only such owner's lands. The cost to maintain any storm water drainage, or water or sanitary sewer utility facilities or lines, the use of which is shared by more than one owner, shall be apportioned among the owners based upon the following parameters. For storm water drainage and retention, and ingress and egress easements, the cost of maintenance shall be apportioned based upon the respective land area of the lands served by such facilities. With respect to water and sanitary sewer lines, the cost of maintenance shall be apportioned based upon the number of enclosed, heated square feet within the improvements located on the respective lands served by such facilities.

         11. Taxes. Each owner of land on which a Parcel is located shall pay, prior to delinquency, all taxes assessed against its respective land, and upon request, furnish proof of payment to the other owner.

         12. Exercise of Easement Rights. The exercise of the easement rights granted herein shall be conducted so as not to unreasonably interfere with the use and enjoyment of the other persons entitled to use or enjoy the respective parcels affected by this Agreement. The owner of the servient estate of any easement granted hereunder shall have the right to use the relevant easement area for any purpose which does not unreasonably interfere with or impair the reasonable use and benefit of such easement for its intended purposes.

         13. Indemnity. No fee owner of any Parcel under this Agreement shall be responsible to any other owner, or to any of the other owner's agents, employees, tenants, invitees or licensees for any loss, expense or damage other than such loss, expense or damage as is caused by the negligence or other fault of any such fee owner, its agents, contractors or employees. Each owner agrees to indemnify and hold the other owner harmless from any and all liability, loss, expense, damage (including attorneys' fees and paralegals' fees) and claims arising from or alleged to arise from use of the easements granted under this Agreement by such first owner's agents, contractors, employees, tenants, invitees or licensees.

         14.      Default and Remedies.

                  a. In General. In the event of a breach by any party under this Agreement of any obligation set forth under this Agreement, the non-breaching party shall be entitled to injunctive relief mandating compliance with this Agreement and to obtain a decree specifically enforcing the performance of the obligation; the parties acknowledge and stipulate the inadequacy of legal remedies and the irreparable harm which would be caused by any such breach. Notwithstanding the foregoing, each non-breaching party shall also be entitled to relief by any and all other available, legal and equitable remedies from the consequences of such breach. Any costs and expenses of such proceeding including reasonable attorneys' and paralegals' fees, shall be paid by the breaching party. No breach of the provisions of this Agreement shall entitle any owner or any third party to cancel, rescind and/or otherwise terminate this Agreement, but such limitation shall not affect in any manner any of the other rights and remedies which such party may have under this Agreement by reason of any breach of the provisions of this Agreement. No breach of the provisions of this Agreement shall defeat or render invalid the lien of any mortgage made in good faith for value covering any part of the Parcels under this Agreement or any improvements thereon.

                  b. Self Help. In addition to those remedies provided above, if any party (the "Defaulting Party") shall default in the performance of an obligation of such Defaulting Party under this Agreement, which default adversely affects any other owner (the "Affected Party"), the Affected Party, after 30 days' prior written notice to the Defaulting Party and any Mortgagee (as hereinafter defined) having a lien on the parcel held by the Defaulting Party (providing that such Mortgagee, as the case may be, shall have given written notice to the Affected Party of the name and address of such Mortgagee), or, in the event of any emergency, after such notice as is practical under the circumstances, shall have the right to perform such obligation on behalf of the Defaulting Party. In such event, if the Affected Party does, in fact, perform such obligation on behalf of the Defaulting Party, the Defaulting Party shall promptly, after being given written notice of the fact and amount of such expenditure by the Affected Party, reimburse the Affected Party for the Defaulting Party's share of the reasonable cost thereof (not exceeding prevailing rates for like or similar work and materials, as applicable), together with interest thereon from the date of the Affected Party's outlay at a rate (the "Default Rate") equal to twelve percent (12.0%) per annum, plus reasonable collection fees.

         15. Mortgagee Rights. The owner and holder of any mortgage lien, deed of trust, or similar instrument encumbering lands benefitted by a Parcel, or part thereof (a "Mortgagee") shall have the same rights as its respective mortgagor hereunder, including the right to cure defaults of its mortgagor and to seek curative actions and exercise enforcement rights under this Agreement.

         16. Notices and Communications. All notices, requests, demands and other communications hereunder shall be in writing and transmitted to the other party or parties by either (i) hand or courier delivery; (ii) Federal Express or similar overnight courier delivery; or (iii) U.S. certified mail, return receipt requested, postage prepaid. All notices are to be hand delivered or mailed to the addresses indicated on the address of the party as shown by the tax rolls or to such other address as shall be furnished in writing by any party to the other parties.

         17. Duration of Easements. The easements herein granted (a) are perpetual; (b) are non-exclusive; (c) run with the land; and (d) are binding upon all and inure to the benefit or, as the case may be, burden of all the assigns and successors of the respective owners.

         18. No Dedication. Nothing contained herein shall create any easement or other rights in the respective parcels in the general public; provided, however, that this provision shall not restrict the intended use by the grantees (and their respective successors, assigns, tenants, invitees, guests and customers) of the easements herein granted.

         IN WITNESS WHEREOF, the parties have executed this instrument on the ____ day of ______________, 1998.


[APPROPRIATE SIGNATURE BLOCKS AND ACKNOWLEDGMENTS TO BE INSERTED]

EXHIBIT J - FORM OF BORROWING COMPLIANCE CERTIFICATE

                        BORROWING COMPLIANCE CERTIFICATE


         The undersigned, _______________________________________, the
___________________________ of Koger Equity, Inc. ( the "Borrower") hereby certifies to First Union National Bank (the "Agent"), __________________, _______________, and ________________ (collectively with the Agent, the
"Lenders"), the following pursuant to Section 3.1(c) and 3.1(d) of Second Amended and Restated Revolving Credit Loan Agreement dated as of December ___, 1998 between Borrower and Agent for the benefit of the Lenders (as amended, supplemented or restated from time to time, the "Loan Agreement") (capitalized terms not otherwise defined in this Certificate will have the meanings assigned to such terms in the Loan Agreement):

         1. Pursuant to Article III of the Loan Agreement, Borrower has requested an Advance in the amount of $_________________ for disbursement on ______________, 199___ (the "Funding Date");

         2. After giving effect to such Advance, the outstanding principal balance of the Loan as of the Funding Date will be $___________________. The undersigned has reviewed and is familiar with the terms of the Loan Agreement and has made a review of the transactions, financial condition and other affairs of Borrower for the relevant accounting period ending on _________________, 19__ (the "Current Accounting Period") and, on the basis thereof:

                  (a) Schedule 1 attached hereto accurately and completely sets forth the calculations required to establish Borrower's compliance with the Financial Covenants set forth in Section 3.1(a) of the Loan Agreement as of the date of the financial statements for the Current Accounting Period; and

                  (b) The aggregate outstanding principal amount of the Loan, after giving effect to such Advance does not exceed the maximum borrowing availability as calculated on Exhibit C of the Loan Agreement.

         3.       As of the date hereof and as of the Funding Date:

                  (a) Borrower is in material compliance with the Financial Covenants set forth in Section 3.1(a) of the Loan Agreement, both before and after giving effect to such Advance and to the application of proceeds therefrom;

                  (b) All of the Collateral is in material compliance with all of the eligibility parameters set forth in Section 3.3 of the Loan Agreement;

                  (c) Borrower is in material compliance with all of the terms, covenants and conditions of the Loan Documents, no Default or Event of Default presently exists or is continuing, and no event or condition has occurred or is continuing, or would result from such Advance or from the application of proceeds therefrom, which would constitute a Default or Event of Default; and

                  (d) Borrower's representations and warranties set forth in Section 6.1 of the Loan Agreement remain true and correct in all material respects, both before and after giving effect to such Advance and to the application of proceeds therefrom, except to the extent such representations and warranties specifically relate to an earlier date or such representations or warranties have become untrue by reason of events or conditions otherwise permitted under the Loan Agreement or the other Loan Documents.

         IN WITNESS WHEREOF, the undersigned has signed this Borrowing Compliance Certificate on behalf of Borrower on and as of _________________, 199___.



                                    --------------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

           [this document must be signed by Borrower's Chief Financial
                 Officer, Chief Accounting Officer or Treasurer]

            [this document must include attached Schedule 1 Financial
                       Covenant compliance calculations]3

EXHIBIT K - FORM OF ASSUMPTION AGREEMENT

                              ASSUMPTION AGREEMENT

         This Assumption Agreement (the "Agreement") is made and entered into as of this ______ day of ________, 1998, by and between________________________ a
___________________________ (corporation, limited liability, limited partnership) (the "SPE"), and First Union National Bank, as Agent (the "Agent") for the Lenders under that certain Second Amended and Restated Revolving Credit Loan Agreement dated as of December ___, 1998, between Koger Equity, Inc., a Florida corporation ("Koger"), the Agent, and the Lenders (the "Loan Agreement").

         WHEREAS, Koger has obtained the written approval of Agent to transfer all of the Collateral in the State of ________ to the SPE pursuant to that certain letter from the Agent to Koger dated _________; and

         WHEREAS, the SPE has been created by Koger as a wholly owned Subsidiary functioning as a special purpose entity to acquire title to all of the Collateral in the State of ________; and

         WHEREAS, to induce the Agent to grant its approval of the transfer of the Collateral to the SPE, the SPE has agreed to enter into this Agreement, pursuant to which the SPE shall assume all of the terms and conditions of the Notes, the Loan Agreement, the Security Deeds recorded in the State of _______, and all of the other Loan Documents;

         NOW, THEREFORE, in consideration of the premises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the SPE, Koger and the Agent hereby agree as follows:

         1. The recitals set forth above are true and correct and are incorporated herein by this reference.

         2. The SPE hereby assumes and agrees to perform all of Koger's obligations and duties including, but not limited to all of Koger's repayment obligations under the Loan, the Notes, the Loan Agreement, and all of the other Loan Documents from and after the date of this Agreement. The SPE hereby acknowledges that the Collateral transferred to it by Koger in the State of _________ is subject to that certain Mortgage, Security Agreement, and Assignment of Rents and Leases recorded in Official Records Book ______, Page ______, of the public records of _________ County, ________ (the "Mortgage"). By execution hereof, the SPE agrees to abide by all of the terms and conditions of said Mortgage.

         3. The Agent, by execution hereof, consents to the transfer of the Collateral subject to the SPE's execution of this Agreement assuming of all the terms and conditions of each of the Notes, the Loan Agreement, the Mortgage, and each of the other Loan Documents.

         4. By execution hereof and notwithstanding the SPE's assumption of Koger's duties and obligations under the Loan Documents, Koger ratifies and confirms all of its obligations under the Notes, the Loan Agreement, and the other Loan Documents, and Koger acknowledges that it remains fully liable for all of its obligations thereunder.

         5. Execution of this Agreement shall not release the Borrower, or any existing SPE, from any of its obligations as a Borrower under the Loan.

         6. Capitalized terms not defined herein shall have the meanings ascribed to them in the Loan Agreement.

         IN WITNESS WHEREOF, Koger, the SPE, and the Agent have executed this Agreement as of the date first written above.

SPE:


By:
   -------------------------------------
   Name

Its:
    ------------------------------------


KOGER EQUITY, INC., a Florida corporation:


By:
   -------------------------------------
   Name

Its:
    ------------------------------------


AGENT:

FIRST UNION NATIONAL BANK,
a national association, as Agent


By:
   -------------------------------------
   Name

Its:
    ------------------------------------